EXHIBIT A

FORM OF FISCAL AGENCY AGREEMENT

Between

JAMAICA

and

                                                     ,

As Fiscal Agent, principal paying agent and registrar

Dated as of                     , 200

DEBT SECURITIES

FORM OF SECURITY

FISCAL AGENCY AGREEMENT (this “Agreement”), dated as of                     , 20         in New York, New York, in the United States of America, between The Government of Jamaica (“Jamaica”) and                     , as fiscal agent.

1.	DEBT SECURITIES ISSUABLE IN SERIES

1.1	General

Jamaica may issue its notes, bonds, debentures and/or other unsecured evidences of indebtedness (the “Debt Securities”) in separate Series from time to time (each such Series of Debt Securities being hereinafter referred to as a “Series” or the “Debt Securities of a Series”). All Debt Securities will be direct, general, unsecured and unconditional obligations of Jamaica and will rank at least pari passu, without any preference among themselves. The payment obligations of Jamaica under the Debt Securities will at all times rank at least equally with all other payment obligations of Jamaica related to unsecured External Indebtedness (as defined in Section 1 of Exhibit A hereto) of Jamaica. Jamaica has pledged its full faith and credit for the due and punctual payment of principal of (and premium, if any) and interest on the Debt Securities. The aggregate principal amount of the Debt Securities of all Series which may be authenticated and delivered hereunder and which may be outstanding at any time is not limited hereby.

1.2	Authorization

The Debt Securities of a Series delivered to the Fiscal Agent (as hereinafter defined) for authentication on original issuance pursuant to Section 3 hereof shall be authorized by Jamaica in a certificate (the “Authorization”) executed by an appropriate official of Jamaica as may be set forth in the Authorization and shall establish and, subject to Section 3 hereof, shall set forth or prescribe the manner for determining:

(a)	Designation: the designation of the Debt Securities of such Series (which shall distinguish the Debt Securities of such Series from all other Series);

(b)	Aggregate Principal Amount: any limit upon the aggregate principal amount of the Debt Securities of such Series which may be authenticated and delivered under this Agreement (except for Debt Securities authenticated and delivered upon registration of, transfer of, or in exchange for, or in lieu of, other Debt Securities of such Series pursuant to the provisions of this Agreement or the Debt Securities of such Series);

(c)	Book-Entry: whether the definitive Debt Securities of such Series shall be represented by one or more definitive book-entry Debt Securities, and the terms upon which such definitive book-entry Debt Securities may be exchanged for Debt Securities of such Series not in global form, if at all;

(d)	Payment Dates, etc.: the date or dates on which the principal of (and premium, if any, on) the Debt Securities of such Series is payable and the record dates, if any, for the determination of holders of the Debt Securities of such Series to whom such principal (and premium, if any) is payable;

(e)	Interest Rates, etc.: the rate or rates at which the Debt Securities of such Series shall bear interest, if any, or the manner in which such rate or rates will be determined (including any provisions for the increase or decrease of such rate or rates upon the occurrence of specified events), the date or dates from which any such interest shall accrue, the interest payment dates on which such interest shall be payable and the record dates, if any, for the determination of holders of the Debt Securities of such Series to whom any such interest is payable;

(f)	Payment Places: the place or places where, and the manner in which, the principal of (and premium, if any) and any interest on the Debt Securities of such Series is payable, where any Debt Securities of such Series in registered form may be surrendered for registration of transfer, where Debt Securities of such Series may be surrendered for exchange and where notices and demands to or upon Jamaica in respect of the Debt Securities of such Series may be served;

(g)	Optional Redemption Features: the price or prices at which, the period or periods within which and the terms and conditions upon which Debt Securities of such Series may be redeemed, whether in whole or in part, at the option of Jamaica or otherwise;

(h)	Special Redemption Features: the obligation (which may be fixed or contingent upon events), if any, of Jamaica to redeem, purchase or repay Debt Securities of such Series pursuant to any sinking fund or analogous provisions or at the option of the holder thereof and the price or prices at which and the period or periods within which (or the manner in which such price or prices or period or periods will be determined) and the terms and conditions upon which Debt Securities of such Series shall be redeemed, purchased or repaid, in whole or in part, pursuant to such obligation;

(i)	Denomination: the denomination or denominations in which Debt Securities of such Series shall be issuable;

(j)	Covenants: all covenants or agreements of Jamaica and any events which give rise to the right of the holder of a Debt Security of such Series to accelerate the maturity of such Debt Security;

(k)	Special Principal Repayment Features: if other than all of the principal amount thereof, the portion of the principal amount of Debt Securities of such Series which shall be payable upon acceleration of maturity, or otherwise, or the manner in which such portion will be determined;

(l)

Currency Features: the coin or currency or composite currency in which principal of (and premium, if any) and any interest on the Debt Securities of such Series are payable, or the manner in which such coin, currency or composite currency will be determined; and, if the principal of (and premium, if any) or interest on the Debt Securities of such Series are to be payable, at the election of Jamaica or a holder thereof, in a currency or currencies, including composite currencies, other than that or those in which the Debt Securities are stated to be payable, the currency or currencies in which payment of the principal of (and premium, if any) or interest on Debt Securities of such Series as to which such election is made shall be payable, and the periods within which and the terms and conditions upon which such election is to be made;

(m)	Index Features: if the amount of payments of principal of (and premium, if any), or interest on, Debt Securities of such Series may be determined by reference to an index, the manner in which such amounts will be determined;

(n)	Original Issue Discount Features: whether the Debt Securities of such Series are to be issued as original issue discount Debt Securities, the amount of discount with which such Debt Securities may be issued and, if other than the principal amount thereof, the portion of the principal amount of the Debt Securities of such Series that shall be payable upon declaration of acceleration of the maturity thereof;

(o)	Special Payment Features: the person to whom any interest on any Debt Security of such Series shall be payable if other than the person in whose name that Debt Security (or one or more predecessor Debt Securities) is registered at the close of business on the record date for such interest;

(p)	Additional Amounts: the obligation, if any, of Jamaica to pay additional amounts in respect of principal of (and premium, if any) and any interest on Debt Securities of such Series, and the circumstances under which any such obligation shall arise;

(q)	Legends: whether any legends shall be stamped or imprinted on all or a portion of the Debt Securities of such Series, and the terms and conditions upon which any such legends may be removed;

(r)	Transfer Restrictions: whether any transfer restrictions will apply to the Debt Securities of such Series;

(s)	Other Terms: any other terms of the Debt Securities of such Series; and

(t)	Form of Debt Securities: the form of Debt Securities of such Series if other than in substantially the form of Exhibit A hereto.

(u)	Whether the Debt Securities of such Series are subject to reopening and consolidation with additional Debt Securities that may be issued.

The Authorization shall be delivered to the Fiscal Agent and copies thereof shall be held on file and available for inspection at the corporate trust office of the Fiscal Agent in the Borough of Manhattan, The City of New York, and in the offices of any Paying Agents (as referred to below) for the Debt Securities of the Series to which the Authorization relates.

1.3	Forms of Debt Securities

The Debt Securities of a Series will be issuable in substantially the form of Exhibit A hereto or such other form as shall be established pursuant to the Authorization and in the denominations specified in the Authorization. All Debt Securities will be in registered form. In this Agreement,

Debt Securities which are not in temporary form are referred to as “definitive Debt Securities” and Debt Securities which are in temporary form are referred to as “temporary Debt Securities”.

All Debt Securities shall be executed manually or in facsimile on behalf of Jamaica by such official or officials of Jamaica as shall have been authorized pursuant to the Authorization (the “Authorized Official” or “Authorized Officials”), notwithstanding that such official or officials, or any of them, shall have ceased, for any reason, to hold such offices prior to the authentication and delivery of such Debt Securities or did not hold such offices at the date of any such Debt Security. The Debt Securities of a Series may also have such additional provisions, omissions, variations or substitutions as are not inconsistent with the provisions of this Agreement or of the Authorization, and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon as may be required to comply with any law or with any rules made pursuant thereto or with the rules of any Debt Securities exchange or governmental agency or as may, consistently herewith, be determined by the Authorized Officials executing such Debt Securities. All Debt Securities of a particular Series shall be otherwise substantially identical except as to denomination and as provided herein or in the Authorization.

1.4	Temporary Debt Securities

Until definitive Debt Securities of a Series are prepared, Jamaica may (and, if the Authorization so requires, Jamaica shall) execute, and there shall be authenticated and delivered in accordance with the provisions of Section 3 hereof (in lieu of definitive printed Debt Securities of such Series), temporary Debt Securities of such Series. Such temporary Debt Securities may be in global form. Such temporary Debt Securities of a Series shall be subject to the same limitations and conditions and entitled to the same rights and benefits as definitive Debt Securities of such Series, except as provided herein or therein. In the event that interests in temporary global Debt Securities of a Series are to be exchanged for interests in definitive Debt Securities, such exchange shall occur as soon as practicable after the closing date. Upon the surrender for exchange of temporary Debt Securities of a Series, Jamaica shall execute and there shall be authenticated and delivered, in accordance with the provisions of Sections 5 and 6 hereof, in exchange for such temporary Debt Securities of a Series, a like aggregate principal amount of definitive Debt Securities of such Series of like tenor. Jamaica shall pay all charges, including (without limitation) stamp, transfer and other similar taxes and governmental charges, incident to any exchange of temporary Debt Securities for definitive Debt Securities. All temporary Debt Securities shall be identified as such and shall describe the right of the holder thereof to effect an exchange for definitive Debt Securities and the manner in which such an exchange may be effected.

1.5	Book-Entry Provisions

If Jamaica shall establish in the Authorization that the Debt Securities of a Series are to be issued in whole or in part in the form of one or more definitive book-entry Debt Securities deposited with or on behalf of a depositary located in the United States (a “Depositary”), then Jamaica shall execute and the Fiscal Agent shall, in accordance with this Section 1.5 and the Authorization with respect to such Series, authenticate and deliver one or more definitive book-entry Debt Securities that (i) shall be registered in the name of the Depositary for such book-entry Debt Securities or the nominee of such Depositary, (ii) shall be delivered by the Fiscal Agent to such Depositary or pursuant to such Depositary’s instruction, and (iii) except as otherwise provided in the

Authorization, shall bear a legend substantially to the following effect: “Unless this certificate is presented by an authorized representative of [The Depositary] to Jamaica or its agent for registration of transfer, exchange or payment, and any certificate issued is registered in the name of [Nominee of Depositary] or such other name as requested by an authorized representative of [The Depositary] and any payment is made to [Nominee of Depositary], ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL since the registered owner hereof, [Nominee of Depositary], has an interest herein”.

Members of, or participants in, a Depositary (“Agent Members”) shall have no rights under this Agreement with respect to any definitive book-entry Debt Security held on their behalf by a Depositary or under such book-entry Debt Security, and such Depositary may be treated by Jamaica, the Fiscal Agent and any agent of Jamaica or the Fiscal Agent as the owner of such definitive registered book-entry Debt Security for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent Jamaica, the Fiscal Agent, or any agent of Jamaica or the Fiscal Agent, from giving effect to any written certification, proxy or other authorization furnished by a Depositary or impair, as between a Depositary and its Agent Members, the operation of customary practices governing the exercise of the rights of a holder of any Debt Security.

1.6	Legends

Debt Securities of a Series shall be stamped or otherwise be imprinted with such legends, if any, as are provided in the Authorization or pursuant to Section 1.3 hereof. Any legends so provided may be removed as provided in the Authorization or pursuant to Section 1.3 hereof.

2.	FISCAL AGENT; OTHER AGENTS

Jamaica hereby appoints                     , having a corporate trust office on the date hereof at                     , United States of America, as fiscal agent of Jamaica in respect of the Debt Securities upon the terms and subject to the conditions herein set forth, and                     , hereby accepts such appointment.                     , and any successor or successors of such fiscal agent qualified and appointed in accordance with Section 9 hereof, are herein called the “Fiscal Agent”. The Fiscal Agent shall have the power and authority granted to and conferred upon it in the Debt Securities and hereby and such further powers and authority to act on behalf of Jamaica as may be mutually agreed upon by Jamaica and the Fiscal Agent. All of the terms and provisions with respect to such powers and authority contained in the Debt Securities are subject to and governed by the terms and provisions hereof.

2.1

Jamaica may, at its discretion, appoint one or more agents (a “Paying Agent” or “Paying Agents”) for the payment (subject to applicable laws and regulations) of this principal of (and premium, if any) and any interest on the Debt Securities of a Series, and one or more agents (a “Transfer Agent” or “Transfer Agents”) for the transfer and exchange of Debt Securities of a Series, at such place or places as Jamaica may determine, provided however, that Jamaica shall at all times maintain a Paying Agent at the Borough of Manhattan, The City of New York (which Paying Agent may be the Fiscal Agent) in respect of the Debt Securities). The Fiscal Agent, the Registrar, the Paying Agent and the Transfer Agent are sometimes herein referred to separately as an “Agent”, and collectively, as the “Agents”. Jamaica shall promptly notify the Fiscal Agent of the name and address of each Paying Agent and Transfer Agent appointed by it and will notify the Fiscal Agent of the resignation or termination of any Paying Agent or Transfer Agent. Subject to the provisions of Section 9 hereof, Jamaica may vary or terminate the appointment of any such Paying Agent or Transfer Agent at any time and from time to time upon giving not less than thirty days’ notice to such Paying Agent or Transfer Agent, as the case may be, and to the Fiscal Agent.

2.2	In respect of the Debt Securities of a Series, Jamaica shall cause notice of any resignation, termination or appointment of any Paying Agent or Transfer Agent or of the Fiscal Agent and of any change in the office through which any such agent will act to be given as provided in the text of the Debt Securities of such Series.

3.	AUTHENTICATION

3.1	The Fiscal Agent is authorized, upon receipt of Debt Securities of a Series duly executed on behalf of Jamaica for the purposes of the issuance of Debt Securities of such Series, (i) to authenticate the said Debt Securities in an aggregate principal amount not in excess of the aggregate principal amount specified in the text of the Debt Securities of such Series in accordance with the Authorization and to deliver the said Debt Securities in accordance with the written order or orders of Jamaica signed on its behalf by any person authorized by or pursuant to the Authorization and (ii) thereafter to authenticate and deliver Debt Securities of such Series in accordance with the provisions therein or hereinafter set forth.

3.2	The Fiscal Agent may, with the consent of Jamaica, appoint by an instrument or instruments in writing one or more agents (which may include itself) for the authentication of Debt Securities of a Series and, with such consent, vary or terminate any such appointment upon written notice and approve any change in the office through which any authenticating agent acts. Jamaica (by written notice to the Fiscal Agent and the authenticating agent whose appointment is to be terminated) may also terminate any such appointment at any time. The Fiscal Agent hereby agrees to solicit written acceptances from the entities concerned (in form and substance satisfactory to Jamaica) of such appointments. In its acceptance of such appointment, each such authenticating agent shall agree to act as an authenticating agent pursuant to the terms and conditions of this Agreement.

4.	PAYMENT AND CANCELLATION

4.1	Payments to the Fiscal Agent

In order to provide for the payment of principal of (and premium, if any) and interest on the Debt Securities of each Series as the same shall become due and payable, Jamaica hereby agrees to deliver to the Fiscal Agent, by 10:00 a.m. (New York time) on the Business Day immediately preceding each Scheduled Payment Date or the Maturity Date (each as defined in the Debt Securities of any Series) of such Debt Securities (each, a “Payment Date”), which shall be a Business Day in New York, an amount in immediately available funds which (together with any amounts then held by the Fiscal Agent and available for that purpose) shall be sufficient to pay the entire amount of principal or interest due for payment on such Payment Date with respect to the Debt Securities. Jamaica shall confirm (by telex or authenticated SWIFT MT 100 Message) on the second Business Day prior to the day payment is due to be made to the Fiscal Agent, which shall be a Business Day in New York, that it has issued irrevocable paying instructions for the transfer of the relevant sum due to the account of the Fiscal Agent. The Fiscal Agent shall make amounts received by it available to the Registrar (as defined in Section 6) and the Paying Agent, as applicable, and the Registrar and the Paying Agent shall hold such funds in trust and apply them to the payment of such principal (and premium, if any) and interest on such Payment Date. Neither the Registrar nor the Paying Agent or the Fiscal Agent shall be required to use its own funds in making any payment on any Debt Securities. All sums payable to the Fiscal Agent hereunder shall be paid to such account and with such bank as the Fiscal Agent may from time to time notify Jamaica not less than five Business Days, which shall be Business Days in New York, before any such sum is due and payable, or at such other location as is mutually acceptable to Jamaica and the Fiscal Agent. Payments to holders of Debt Securities of each Series shall be made by the Fiscal Agent in accordance with the Debt Securities of such Series.

4.2	Payment Dates

In any case where a Payment Date shall not be a Business Day at any place of presentation, then the relevant payment need not be made on such date at such place but may be made on the next succeeding day at such place which is a Business Day in the applicable jurisdiction, with the same force and effect as if made on the date for such payment, and no interest shall accrue for the period from and after such date. In this Section, “Business Day” means a day on which banking institutions in The City of New York and at the applicable place of payment are not authorized or obligated by law or executive order to be closed.

4.3	Withholding; Payment of Additional Amounts

In respect of the Debt Securities of each Series issued hereunder, at least ten Business Days prior to the first date of payment of principal of (and premium, if any) or interest on such Debt Securities (which shall be a Business Day in New York) if at such time any payment of principal of (and premium, if any) or any interest on such Debt Securities shall be subject to deduction or withholding for or on account of any tax, assessment or other governmental charge, and at least ten such Business Days prior to each date, if any, of payment of principal or interest thereafter if there has been any change with respect to such matters, Jamaica will furnish the Fiscal Agent or the Paying Agent, as applicable, with a certificate instructing the Fiscal Agent or the Paying Agent, as applicable, whether such payment of principal of (and premium, if any) or any interest on such Debt Securities shall be made without deduction or withholding for or on account of any tax, assessment or other governmental charge. In the absence of any such certificate the Fiscal Agent or the Paying Agent, as applicable, may assume that no such deduction or withholding shall be required. If any such deduction or withholding shall be required, then such certificate shall specify, by country, the rate of withholding and the amount, if any, required to be withheld or deducted on such payment to holders of such Debt Securities and Jamaica will pay or cause to be paid to the Fiscal Agent or the Paying Agent, as applicable, (or, if applicable, directly to a Paying Agent or agents) additional amounts, if any, required by the Debt Securities to be paid.

4.4

If the Fiscal Agent pays (which it may in its sole discretion but shall not under any circumstances be obligated to do) out any amount due under the terms of the Debt Securities of a Series on or after the due date thereof on the assumption that the corresponding payment for such amount has been or will be made by Jamaica and such payment has in fact not been so made by Jamaica prior to the time the Fiscal Agent makes such payment, then Jamaica shall on demand reimburse the

Fiscal Agent for the relevant amount, and pay interest to the Fiscal Agent on such amount from the date on which such amount is paid out to the date of reimbursement at a rate per annum equal to the reasonable cost (to the Fiscal Agent) of funding the amount paid out, as certified by the Fiscal Agent and expressed as a rate per annum.

4.5	Cancellation

All Debt Securities of a Series delivered to the Fiscal Agent (or any other agent appointed by Jamaica pursuant to Section 2 hereof) for payment, redemption, registration of transfer or exchange or for credit against any sinking fund payment as herein or in such Debt Securities provided (other than Debt Securities delivered to the Fiscal Agent), shall be forwarded to the Fiscal Agent by the agent to which they are delivered. If any Debt Security of a Series shall have been authenticated and delivered hereunder but never issued and sold by Jamaica, Jamaica may deliver such Debt Security to the Fiscal Agent for cancellation together with a written statement stating that such Debt Security has never been issued by Jamaica. All such Debt Securities shall be cancelled and destroyed by the Fiscal Agent or such other person as may be jointly designated by Jamaica and the Fiscal Agent, which shall thereupon furnish certificates of such destruction to Jamaica.

4.6	References to Include Additional Amounts

All references herein to principal, premium and interest in respect of Debt Securities of a Series shall, unless the context otherwise requires, be deemed to mean and include all additional amounts, if any, payable in respect thereof as set forth in the text of the Debt Securities of such Series.

5.	EXCHANGE OF DEBT SECURITIES

5.1	General

The Fiscal Agent, or its agent duly authorized by the Fiscal Agent, is hereby authorized from time to time in accordance with the provisions of the Debt Securities and of this Section to authenticate and deliver:

(a)	Debt Securities of a Series of authorized denomination in exchange for or in lieu of Debt Securities of such Series of like tenor and of like form which become mutilated, destroyed, stolen or lost upon furnishing such indemnity as the Fiscal Agent or Jamaica may require;

(b)	Debt Securities of a Series of authorized denominations in exchange for a like aggregate principal amount of Debt Securities of such Series of like tenor and of like form;

(c)	if Debt Securities of a Series are subject to partial redemption, Debt Securities of a Series of authorized denominations in exchange for the unredeemed portion of any Debt Securities of such Series redeemed in part only; and

(d)	if specifically so provided by the provisions of the Debt Securities of a Series, Debt Securities of such Series in exchange for Debt Securities of another Series;

provided, however that any definitive book-entry Debt Security deposited with a Depositary shall be exchangeable only as provided in Section 5.1(a), 5.1(c) and 5.2 hereof and provided that any fees chargeable for the exchange of the Debt Securities shall not exceed the maximum fee prescribed by the stock exchanges on which the Debt Securities may for the time being be listed, if any.

5.2	Definitive Book-Entry Debt Securities

This Section 5.2 shall apply only to definitive book-entry Debt Securities deposited with a Depositary pursuant to Section 1.5, unless otherwise provided in the Authorization.

(a)	A definitive book-entry Debt Security shall be exchangeable for definitive Debt Securities of such Series if (i) the Depositary with respect to such definitive book-entry Debt Security notifies Jamaica that it is unwilling or unable to continue as Depositary for all book-entry Debt Securities or if at any time such Depositary ceases to be a clearing agency registered under the Debt Securities Exchange Act of 1934 at a time when it is required to be and a successor depository so registered is not appointed by Jamaica within 90 days of receiving such notice, or becoming aware that the Depository is no longer so registered, (ii) Jamaica delivers to the Fiscal Agent a written notice executed by Authorized Officials that all definitive book-entry Debt Securities shall be exchangeable or (iii) an Event of Default (as defined in Exhibit A hereto) has occurred and is continuing with respect to the Debt Securities. Any Debt Security that is exchangeable pursuant to the preceding sentence shall be exchangeable for certificated Debt Securities and registered in such names as the Depositary holding such Debt Security shall direct.

(b)	Unless the definitive book-entry Debt Security is presented by an authorized representative of the Depositary to Jamaica or its agent for registration of transfer, exchange or payment, and any certificate issued is registered in the name of a nominee of the Depositary and any payment is made to such nominee, any transfer, pledge or other use of the definitive book-entry Debt Security for value or otherwise shall be wrongful since the registered owner of the definitive book-entry Debt Security, the nominee of the Depositary, has an interest in the definitive book-entry Debt Security.

(c)

If the beneficial owners of interests in a definitive book-entry Debt Security are entitled to exchange interests for definitive Debt Securities of such Series in certificated form, as provided in Section 5.2(a) above, then without unnecessary delay but in any event not later than the earliest date on which such interests may be so exchanged Jamaica shall deliver to the Fiscal Agent definitive Debt Securities in certificated form in aggregate principal or face amount equal to the principal or face amount of such definitive book-entry Debt Security executed by Jamaica. On or after the earliest date on which such interests may be so exchanged, such definitive book-entry Debt Security shall be surrendered by the Depositary to the Fiscal Agent, as Jamaica’s agent for such purpose, to be exchanged, in whole or from time to time in part, for definitive Debt Securities in certificated form without charge and the Fiscal Agent shall authenticate and deliver, in exchange for each portion of such definitive book-entry Debt Security, an equal aggregate principal amount of definitive Debt Securities in certificated form of the same Series of authorized denominations and of like tenor as the portion of such definitive book-entry Debt Security to be exchanged; provided, however, that no such exchanges may occur during a period beginning at this opening of business 15 days before any selection of Debt Securities of such Series and like tenor to be redeemed and ending on the relevant date of redemption. Any definitive book-entry Debt Security that is exchangeable pursuant to this Section 5.2 shall be exchangeable for definitive Debt Securities in certificated form issuable in the denominations specified in the Authorization and registered in such names as the Depositary that is the holder of such definitive book-entry Debt Security shall direct. If a definitive Debt Security in certificated form is issued in exchange for any portion of a definitive book-entry Debt Security after the close of business at the office or agency where such exchange occurs on any record date and before the opening of business at such offices or agency on the relevant interest payment date, interest will not be payable on such interest payment date in respect of such portion of such definitive book-entry Debt Security is payable.

(d)	The Depositary may grant proxies and otherwise authorize any person, including Agent Members and persons that may hold interests through Agent Members, to take any action which a holder is entitled to take under this Fiscal Agency Agreement or the Debt Securities.

6.	REGISTER

The Fiscal Agent is hereby appointed as security registrar (the “Registrar”) and, as agent of Jamaica for the purpose, shall maintain at its corporate trust office in the Borough of Manhattan, The City of New York, a register for each Series of Debt Securities issued for the registration and registration of transfers of Debt Securities of such Series. Upon presentation for the purpose at the said office of the Fiscal Agent of any Debt Security of such Series, accompanied by a written instrument of transfer in the form approved by Jamaica and the Fiscal Agent (it being understood that, until notice to the contrary is given to holders of Debt Securities of a Series, Jamaica and the Fiscal Agent shall each be deemed to have approved the form of instrument of transfer, if any, printed on any definitive Debt Security of such Series), executed by the registered holder, in person or by such holder’s attorney thereunto duly authorized in writing, such Debt Security shall be transferred upon the register for the Debt Securities of such Series, and a new Debt Security of such Series and of like tenor shall be authenticated and issued in the name of the transferee. The Registrar shall not register the transfer of or exchange of any Debt Security for a period of fifteen days preceding the date for any payment of principal of or interest on the Debt Security, or register the transfer of or exchange of any Debt Security previously called for redemption. Transfers and exchanges of Debt Securities of a Series shall be subject to such restrictions as shall be set forth in the text of the Debt Securities of such Series and such reasonable regulations as may be prescribed by Jamaica. Successive registrations and registrations of transfers as aforesaid may be made from time to time as desired, and each such registration shall be noted on the Debt Security register. No service charge shall be made for any registration, registration of transfer or exchange of the Debt Securities of a Series unless otherwise provided by the provisions of the Debt Securities of such Series (such fees shall not exceed the maximum fee prescribed by the stock exchanges on which the Debt Securities may for the time being be listed, if any), but, except as otherwise provided herein with respect to the exchange of temporary Debt Securities for definitive Debt Securities, the Fiscal Agent (and any Transfer Agent or authenticating agent appointed pursuant to Section 2 or 3 hereof, respectively) may require payment of a sum sufficient to cover any stamp or other tax or governmental charge in connection therewith and any other amounts required to be paid by the provisions of the Debt Securities of such Series.

Any Transfer Agent appointed pursuant to Section 2 hereof shall provide to the Fiscal Agent such information as the Fiscal Agent may reasonably require in connection with the delivery by such Transfer Agent of Debt Securities in exchange for other Debt Securities.

In addition, neither the Fiscal Agent nor any Transfer Agent shall be required to make registrations of transfer or exchange of Debt Securities of a Series during any period set forth in the text of the Debt Securities of such Series in which such transfers or exchanges are prohibited.

7.	SINKING FUND AND OPTIONAL REDEMPTION

Jamaica hereby authorizes and directs the Fiscal Agent to administer the sinking fund with respect to the Debt Securities of any Series having a mandatory sinking fund or similar provision in accordance with the provisions set forth in the text of the Debt Securities of such Series. In the event that the provisions of the Debt Securities of a Series permit Jamaica to redeem Debt Securities of such Series at its option, Jamaica shall, unless otherwise provided in the text of the Debt Securities of such Series, give written notice to the Fiscal Agent of the principal amount of Debt Securities of such Series to be so redeemed not less than 60 days prior to the optional redemption date. All notices of redemption of the Debt Securities of a Series shall be made in the name and at the expense of Jamaica and shall be given in accordance with the provisions applicable thereto set forth in the Authorization relating to or the text of the Debt Securities of such Series. In the event that the provisions set forth in the Authorization or in the text of the Debt Securities of a Series permit Jamaica to redeem Debt Securities of such Series only upon the occurrence or satisfaction of a condition or conditions precedent thereto, prior to the giving of notice or redemption of the Debt Securities of such Series, Jamaica shall deliver to the Fiscal Agent a certificate of an Authorized Official stating that Jamaica is entitled to effect such redemption and setting forth in reasonable detail a statement of facts showing that such condition or conditions precedent have occurred or been satisfied. In the event that the provisions of the Debt Securities of a Series permit the holders thereof, at their option, to cause Jamaica to redeem such Debt Securities, Jamaica shall as contemplated by Section 4 hereof, arrange with the Fiscal Agent (and each Paying Agent for the purpose, if applicable) for the provision of funds sufficient to make payments to such holders in respect of such redemptions, and the Fiscal Agent shall provide to Jamaica from time to time reasonably detailed information as to such redemptions.

Whenever less than all the Debt Securities of a Series at any time outstanding are to be redeemed at the option of Jamaica, the particular Debt Securities of such Series to be redeemed shall be selected not more than 60 days prior to the redemption date by the Fiscal Agent from the Debt Securities of such Series outstanding at such time and not previously called for redemption, by such usual method as the Fiscal Agent shall deem fair and appropriate and in accordance with the rules of the stock exchanges on which such Debt Securities or Series may for the time being be listed, which method may provide for the selection for redemption of portions of the principal amount of Debt Securities of such Series the minimum denominations of which, if any, will be specified in the text of the Debt Securities of such Series. Upon any partial redemption of a Debt Security of a Series, the Fiscal Agent shall authenticate and deliver in exchange therefor one or more Debt Securities of such Series, of any authorized denomination and like tenor as requested by the holder thereof, in aggregate principal amount equal to the unredeemed portion of the principal of (and premium, if any) such Debt Security.

8.	AGENT OBLIGATIONS

Each of the Agents accepts its obligations set forth herein and in the Debt Securities of each Series upon the terms and conditions hereof and thereof, including the following, to all of which Jamaica agrees and to all of which the rights of the holders, from time to time, of each Series of the Debt Securities shall be subject:

8.1	Each of the Agents shall be entitled to the compensation agreed upon, in writing, with Jamaica for all services rendered by it, and Jamaica agrees promptly to pay such compensation and to reimburse each of the Agents for reasonable out-of-pocket expenses (including reasonable fees and expenses of its agents and counsel) incurred by it in connection with the services rendered by it hereunder (including but not limited to any fees and expenses incurred by the Fiscal Agent in connection with services rendered by it pursuant to Section 11 hereunder and Section 12 on the reverse of the Debt Securities) after receipt of an itemized statement detailing such expenses. Jamaica agrees to indemnify each of the Agents and each other Paying Agent and Transfer Agent (which shall include each of their officers, directors and employees when acting in their capacity as agents) for, and to hold them harmless against, any loss, liability, cost, claim, action, demand or expense (including the costs and expenses of defending against any claim of liability) incurred without gross negligence or willful misconduct on their part arising out of or in connection with their acting as such Agent or a Paying Agent or Transfer Agent hereunder, as the case may be, (including but not limited to any fees and expenses incurred by the Fiscal Agent in connection with services rendered by it pursuant to Section 11 hereunder and Section 12 on the reverse of the Debt Securities), performing any other duties pursuant to the terms and conditions hereof or actions taken or omitted by any of them in reliance on any certificate furnished pursuant to Section 4.3. The obligations of Jamaica under this Section 8.1 shall survive the payment of the Debt Securities and the resignation or removal of such Agent and the termination of this Agreement. Jamaica shall indemnify the Agents and other Paying Agents and Transfer Agents promptly upon receipt by Jamaica of a demand therefor supported by reasonable evidence of such loss, liability, cost, claim, action, demand or expense.

8.2	In acting under this Agreement and in connection with the Debt Securities, each of the Agents and each other Paying Agent and Transfer Agent is acting solely as agent of Jamaica and does not assume any obligation towards or relationship of agency or trust for or with any of the owners or holders of the Debt Securities of any Series except that all funds held by such Agent or any Paying Agent for the payment of principal of (and premium, if any) or interest (and any Additional Amounts) on such Debt Securities shall be held in trust by such Agent or such Paying Agent, as the case may be, and applied as set forth herein and in such Debt Securities, but need not be segregated from other funds held by such Agent or by any other Paying Agent except as required by law; provided that any such moneys remaining unclaimed at the end of two years after the date on which such principal (and premium, if any), interest or Additional Amounts shall have become due and payable shall be repaid to Jamaica, as provided and in the manner set forth in such Debt Securities, whereupon the aforesaid trust shall terminate and all liability of such Agent or any other Paying Agent with respect to such moneys shall cease.

8.3	Each of the Agents and each other Paying Agent and Transfer Agent may consult with counsel, and any advice or written opinion of such counsel shall be full and complete authorization and protection, and no liability shall be incurred by it in respect of any action taken, suffered or omitted to be taken by it hereunder in good faith and without gross negligence and in accordance with such advice or opinion.

8.4	Each of the Agents and each other Paying Agent and Transfer Agent shall be protected and shall incur no liability for or in respect of any action reasonably taken or omitted to be taken or thing suffered by it in reliance upon any Debt Security, notice, direction, consent, certificate (including, without limitation, any certificate delivered pursuant to Section 5 hereof), affidavit, statement or other paper or document reasonably believed by it to be genuine and to have been presented or signed by the proper party or parties.

8.5	Each of the Agents and each other Paying Agent and Transfer Agent, and each of their officers, directors, agents and employees, in its individual capacity or any other capacity, may become the owner of, or acquire any interest in, the Debt Securities of any Series or other obligations of Jamaica with the same rights that it would have had if it were not such Agent or such other Paying Agent or Transfer Agent or an officer, director, agent or employee thereof, as the case may be, and may engage or be interested in any financial or other transaction with Jamaica and may act on, or as depositary, trustee or agent for, any committee or body of holders of Debt Securities of any Series or other obligations of Jamaica, as freely as if it were not such Agent or such other Paying Agent or Transfer Agent or an officer, director or employee thereof, as the case may be.

8.6	All moneys paid by or on behalf of Jamaica to the Paying Agent or any other Paying Agent for the payment of the principal of (and premium, if any) or interest on any Debt Security of a Series which remain unclaimed at the end of two years after such principal or interest shall have become due and payable will be repaid to Jamaica (including all interest accrued, if any, with respect to any such amounts), and the holder of such Debt Security will thereafter look only to Jamaica for payment. Upon such repayment all liability of the Paying Agent and any other Paying Agent with respect thereto shall cease, without, however, limiting in any way the obligation of Jamaica in respect of the amount so repaid.

8.7	The recitals contained herein and in the Debt Securities of each Series (except in the certificate of authentication of a duly authorized officer or a duly appointed signatory of the Fiscal Agent or the Paying Agent) shall be taken as the statements of Jamaica, and the Agents assume no responsibility for the correctness of the same. None of the Agents makes any representation as to the validity or sufficiency of this Agreement or the Debt Securities. None of the Agents or any other Paying Agent shall be accountable for the use or application by Jamaica of the proceeds of any Debt Securities authenticated and delivered by or on behalf of the Fiscal Agent or the Paying Agent in conformity with the provisions of this Agreement.

8.8

The Agents and each other Paying Agent and Transfer Agent shall be obligated to perform such duties and only such duties as are herein and in the Debt Securities of each Series specifically set forth, and no implied duties or obligations shall be read into this Agreement or the Debt Securities against the Agents or any such other Paying Agent or Transfer Agent. None of the Agents shall be under any obligation to take any action hereunder which may tend to involve it in any expense or liability, the payment of which within a reasonable time is not, in its reasonable opinion, assured to it, and shall promptly give notice to Jamaica of such a decision not to take action.

8.9	Except as otherwise specifically provided herein or in the Debt Securities of each Series, any order, certificate, notice, request, direction or other communication from Jamaica, made or given under any provision of this Agreement shall be sufficient if signed by an Authorized Official of Jamaica. Each Agent may as to the truth of the statements and the correctness of the opinions expressed therein, rely upon certificates or opinions furnished to such Agent and conforming to the requirements of this Agreement. Jamaica will furnish the Agents with a certificate as to the incumbency and specimen signatures of persons who are Authorized Officials upon the execution of any Debt Security. Until the Agents receive a subsequent certificate from Jamaica the Agents shall be entitled to rely on the last such certificate delivered to them for purposes of determining the Authorized Officials.

8.10	Except as specifically provided herein or in the Debt Securities of a Series, none of the Agents shall have any duty or responsibility in case of any default by Jamaica in the performance of its obligations. Under no circumstances does any Agent have any duty or responsibility to accelerate all or any of the Debt Securities of any Series or to initiate or to attempt to initiate any proceedings at law or otherwise or to make any demand for the payment thereof upon Jamaica.

8.11	Nothing herein or in the Debt Securities of any Series shall obligate any Agent to provide notice of any default by Jamaica in the performance of its obligations.

8.12	Whether or not therein expressly so provided, every provision of this Agreement and each Debt Security relating to the conduct of or affording protection to any Agent shall be subject to the provisions of this Section 8.

8.13	Whenever in the administration of this Agreement or the Debt Securities of a Series an Agent shall deem it desirable that a matter be proved or established prior to the taking, suffering or omitting any action under this Agreement or the Debt Securities of a Series, such evidence may in the absence of bad faith be established by a certificate from an Authorized Official unless other evidence be herein specifically described.

8.14	No Agent shall be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, debt security or other paper or document, but such Agent, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if such Agent shall determine to make such further inquiry or investigation, Jamaica shall cooperate therewith to such extent as is reasonable under the circumstances.

8.15	Each Agent shall not be under any obligation to take any action that is discretionary under the provisions of this Agreement or the Debt Securities of a Series and no permissive power or authority available to an Agent shall be construed as a duty.

8.16	The Fiscal Agent shall not be charged with knowledge of any default by Jamaica hereunder or under any of the Debt Securities of any Series unless the Fiscal Agent shall have received written notice thereof from Jamaica or the holder of a Debt Security.

8.17	The Fiscal Agent shall, at the cost and expense of Jamaica, upon written directions of an Authorized Official, invest specified amounts of funds held from time to time by the Fiscal Agent in specific lawful investments specified in such written directions provided the Fiscal Agent is able to make such investments. Gain or loss on all such investments are for the account of Jamaica and shall not otherwise affect the obligations of Jamaica under this Agreement. Investments shall mature no later than 9:00 a.m. (New York time) on the date funds are required to be used. Except as provided in this section, no Agent shall have any obligation to invest or pay interest on any funds held by it.

8.18	Compensation to each Agent hereunder shall not be limited by any provision of law in regard to the compensation of a trustee or an express trust.

9.	MAINTENANCE OF AGENTS

9.1	Jamaica agrees that, for the benefit of the holders of the Debt Securities of each Series, so long as any of such Debt Securities are outstanding, or until moneys for the payment of all principal of (and premium, if any) and interest (and any additional amounts) on all such outstanding Debt Securities shall have been made available at the offices of the Fiscal Agent or the Paying Agent, as applicable, or, as to moneys remaining unclaimed, shall have been returned to Jamaica as provided in Section 8.2, whichever occurs earlier, there shall at all times be a Fiscal Agent and a Paying Agent in respect of such Debt Securities, Agents for the payment of the principal of (and premium, if any) and interest (and any additional amounts) on such Debt Securities, a Registrar for transfer and exchange of such Debt Securities and a Transfer and Paying Agent in accordance with such Debt Securities. Jamaica agrees to keep the Agents advised of the names and locations of all Paying and Transfer Agents; provided that, until Jamaica shall otherwise notify the Agents in writing, such Paying and Transfer Agents shall consist only of those set forth in the Debt Securities of a Series. The Fiscal Agent or the Paying Agent, as applicable, shall arrange with all such Paying and Transfer Agents for the payment, from funds furnished by Jamaica, to the Fiscal Agent or the Paying Agent, as applicable, pursuant to this Agreement, of the principal of (and premium, if any) and interest (and any additional amounts) on such Debt Securities and of the compensation of such Paying and Transfer Agents for their services as such.

9.2

Each of the Agents may at any time resign by giving written notice of its resignation to Jamaica specifying the date on which its resignation shall become effective, subject to the conditions set forth below; provided that such date shall be at least 30 days after the receipt of such notice by Jamaica unless Jamaica agrees to accept shorter notice. Upon receiving such notice of resignation, Jamaica shall promptly appoint a successor to such Agent by written instrument in duplicate signed on behalf of Jamaica, one copy of which shall be delivered to the resigning Agent and one copy to the successor Agent. Such resignation shall become effective only upon the acceptance of appointment by the successor to such Agent as provided in Section 9.4 hereof. If an instrument of acceptance of a successor shall not have been delivered as contemplated by Section 9.4, the resigning Agent may petition a court of competent jurisdiction for the appointment of a successor Agent. Jamaica may, at any time and for any reason upon at least 30 days’ written notice to that effect (provided that no such notice shall expire less than 15 days before or 15 days after any Scheduled Payment Date) remove any Agent and appoint a successor Agent by written instrument in duplicate signed on behalf of Jamaica, one copy of which shall be delivered to the Agent being removed and one copy to the successor Agent. Any removal of an Agent and any appointment of a successor Agent shall become effective upon acceptance of appointment by the successor to such Agent as provided in Section 9.4. Upon resignation or removal, such Agent shall be entitled to the payment by Jamaica of its compensation for the services rendered hereunder (prorated to the date of resignation or removal) and to the reimbursement of all reasonable out-of-pocket expenses incurred in connection with the services rendered by it hereunder (including reasonable fees and expenses of counsel) after receipt of an itemized statement detailing such expenses.

9.3	In case at any time any of the Agents shall resign, or shall be removed, or shall become incapable of acting, or be adjudged a bankrupt or insolvent, or shall file a voluntary petition in bankruptcy, or shall make an assignment for the benefit of its creditors, or shall consent to the appointment of a receiver of all or any substantial part of its property, or shall admit in writing its inability to pay or meet its debts as they mature, or if an order of any court shall be entered approving any petition filed by or against it under the provisions of any applicable bankruptcy or insolvency law, or if a receiver of it or of all or any substantial part of its property shall be appointed, or if any public officer shall take charge or control of it or of its property or affairs, for the purpose of rehabilitation, conservation or liquidation, a successor to such Agent shall be appointed by Jamaica by an instrument in writing. Upon the appointment as aforesaid of a successor to such Agent and acceptance by it of such appointment, the Agent so superseded shall cease to be such Agent hereunder. If, after 90 days, no successor to such Agent shall have been so appointed, or if so appointed, shall not have accepted appointment as hereinafter provided, any holder of a Debt Security of a Series, on behalf of itself and all others similarly situated, or such Agent may petition any court of competent jurisdiction for the appointment of a successor to such Agent.

9.4	Any successor Agent appointed hereunder shall execute, acknowledge and deliver to its predecessor and to Jamaica an instrument accepting such appointment hereunder, and thereupon such successor Agent, without any further act, deed or conveyance, shall become vested with all the rights, powers, duties and obligations of its predecessor hereunder, with like effect as if originally named as such Agent hereunder, and such predecessor, upon payment of its compensation and reasonable out-of-pocket expenses then unpaid, shall pay over to such successor Agent all moneys or other property at the time held by it hereunder.

9.5	Any corporation or bank into which any Agent may be merged or converted, or with which any Agent may be consolidated, or any corporation or bank resulting from any merger, conversion or consolidation to which the Agent shall be a party, or any corporation or bank to which such Agent shall sell or otherwise transfer all or substantially all of its assets and business, or any corporation or bank succeeding to the corporate trust business of such Agent shall be the successor to such Agent hereunder, without the execution or filing of any document or any further act on the part of the parties hereto.

10.	CERTAIN OBLIGATIONS OF THE FISCAL AGENT

The Fiscal Agent shall furnish to Jamaica such reports as Jamaica may reasonably request. Jamaica may inspect any Debt Securities or coupons held by the Fiscal Agent, any books of registration and transfer, and any other books and records maintained by the Fiscal Agent hereunder.

Periodically, the Fiscal Agent will send to Jamaica a statement setting forth the principal amount of Debt Securities of a Series outstanding as of that date.

Jamaica may from time to time provide instructions, not inconsistent herewith, to the Fiscal Agent concerning the operation of the provisions of this Agreement, and the Fiscal Agent shall, to the extent practicable, comply with such instructions.

11.	MEETINGS AND AMENDMENTS

This Agreement and any Series of the Debt Securities may be modified, amended or supplemented without the consent of the holders of any such Debt Securities for the purposes of (i) adding to the covenants of Jamaica for the benefit of the holders of such Debt Securities, (ii) surrendering any right or power conferred upon Jamaica, (iii) securing such Debt Securities pursuant to the requirements of the Debt Securities or otherwise, (iv) curing any ambiguity or curing, correcting or supplementing any defective or inconsistent provisions contained herein or therein, (v) supplementing this Agreement to add an additional Series of Debt Securities to form a single Series with the outstanding Debt Securities (including the Debt Securities) as contemplated by Section 12 of this Agreement or (vi) amending this Agreement or any Series of the Debt Securities in any other manner which the Fiscal Agent and Jamaica may mutually deem necessary or desirable and that will not adversely affect the interests of any holders of any Series of Debt Securities, as evidenced by an opinion of the Office of the Attorney General of Jamaica. The Agents will not be responsible for determining the effect of any such amendment on the interests of the holders of any Series of Debt Securities.

11.1	Calling of Meeting, Notice and Quorum

A meeting of holders of Debt Securities of a Series may be called at any time and from time to time to make, give or take any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Agreement or such Debt Securities of such Series to be made, given or taken by holders of Debt Securities of such Series or to modify, amend or supplement the terms of the Debt Securities of such Series or this Agreement as hereinafter provided. Jamaica may at any time call a meeting of holders of Debt Securities of a Series for any such purpose to be held at such time and at such place as Jamaica shall determine. Notice of every meeting of holders of Debt Securities of a Series, setting forth the time and the place of such meeting and in general terms the action proposed to be taken at such meeting, shall be given as provided in the terms of the Debt Securities of such Series, not less than 30 nor more than 60 days prior to the date fixed for the meeting (provided that, in the case of any meeting to be reconvened after adjournment for lack of a quorum, such notice shall be so given not less than 15 nor more than 60 days prior to the date fixed for such meeting). In case at any time Jamaica or the holders of at least 10% in aggregate principal amount of the Outstanding Debt Securities of a Series (as defined in Section 11.4) shall, after the occurrence and during the continuance of any default under the Debt Securities of such Series, have requested the Fiscal Agent to call a meeting of the holders of Debt Securities of such Series for any purpose specified in the first sentence of this Section 11.1, by written request setting forth in reasonable detail the action proposed to be taken at such meeting, the Fiscal Agent shall call such meeting for such purposes by giving notice thereof.

To be entitled to vote at any meeting of holders of Debt Securities, a person shall be a holder of Outstanding Debt Securities of such Series or a person duly appointed by an instrument in writing as proxy for such a holder. The persons entitled to vote a majority in principal amount of the

Outstanding Debt Securities of a Series shall constitute a quorum. In the absence of a quorum within 30 minutes of the time appointed for any such meeting, the meeting shall, if convened at the request of the holders, be dissolved. In any other case, the meeting may be adjourned for a period of not less than 10 days as determined by the chairman of the meeting prior to the adjournment of such meeting. In the absence of a quorum at any such adjourned meeting, such adjourned meeting may be further adjourned for a period of not less than 10 days as determined by the chairman of the meeting prior to the adjournment of such adjourned meeting. Notice of the reconvening of any adjourned meeting shall be given as provided in the preceding paragraph of this Section 11.1, except that such notice need be given only once. Notice of reconvening of an adjourned meeting shall state expressly the percentage of the principal amount of the Outstanding Debt Securities of a Series which shall constitute a quorum. Subject to the foregoing, at the reconvening of any meeting adjourned for a lack of a quorum, the persons entitled to vote 25% in principal amount of the Outstanding Debt Securities of a Series shall constitute a quorum for the taking of any action set forth in the notice of the original meeting. Any meeting of holders of Debt Securities of a Series at which a quorum is present may be adjourned from time to time by vote of a majority in principal amount of the Outstanding Debt Securities of such Series represented at the meeting, and the meeting may be held as so adjourned without further notice. At a meeting or an adjourned meeting duly reconvened and at which a quorum is present as aforesaid, any resolution and all matters shall be effectively passed or decided by the persons entitled to vote 66 2/3% in aggregate principal amount of the Outstanding Debt Securities of such Series represented and voting.

The Fiscal Agent may, but is not required to, make such reasonable and customary regulations consistent herewith as it shall deem advisable for any meeting of holders of Debt Securities of a Series with respect to the proof of the holding of Debt Securities of such Series, the adjournment and chairmanship of such meeting, the appointment of proxies in respect of holders of Debt Securities of such Series, the record date for determining the registered holders of Debt Securities of such Series who are entitled to vote at such meeting (which date shall be designated for the Fiscal Agent and set forth in the notice calling such meeting hereinabove referred to and which shall be not less than 15 nor more than 60 days prior to such meeting (provided that nothing in this paragraph shall be construed to render ineffective any action taken by holders of the requisite principal amount of Outstanding Debt Securities of such Series on the date such action is taken)), the appointment and duties of inspectors of votes, the submission and examination of proxies, certificates and other evidence of the right to vote, and such other matters concerning the conduct of the meeting as it shall deem appropriate. The Fiscal Agent shall, by an instrument in writing, appoint a temporary chairman of the meeting, unless the meeting shall have been called by Jamaica or the holders of Debt Securities of a Series as provided above, in which case Jamaica or the holders of Debt Securities of such Series calling the meeting, as the case may be, shall in like manner appoint a temporary chairman. A permanent chairman and a permanent secretary of the meeting shall be elected by vote of the persons entitled to vote a majority in principal amount of the Outstanding Debt Securities of such Series represented and voting at the meeting. The chairman of the meeting shall have no right to vote, except as holder of Debt Securities of such Series or proxy. A record, at least in duplicate, of the proceeding of each meeting of holders shall be prepared, and one such copy shall be delivered to Jamaica and another to the Fiscal Agent to be preserved by the Fiscal Agent.

11.2	Approval

Either, (i) At any meeting of holders of Debt Securities of a Series duly called and held as specified above, upon the affirmative vote, in person or by proxy thereunto duly authorized in writing, of the holders of not less than 66 2/3% in aggregate principal amount of the Debt Securities of such Series then Outstanding represented at such meeting, or (ii) with the written consent of the owners of not less than 66 2/3% in aggregate principal amount of the Debt Securities of such Series then Outstanding, Jamaica and the Fiscal Agent, upon agreement between themselves, may modify, amend or supplement the terms of the Debt Securities of such Series or, insofar as respects the Debt Securities of such Series, this Agreement, in any way, and the holders of Debt Securities of such Series may make, take or give any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Agreement or the Debt Securities of such Series to be made, given or taken by holders of Debt Securities of such Series; provided, however, that no such action may, without the consent or affirmative vote of the holder of each Debt Security of such Series affected thereby, (A) change the due date for the payment of the principal of (or premium, if any) or any installment of interest on any Debt Security of such Series, (B) reduce the principal amount of any Debt Security of such Series, the portion of such principal amount which is payable upon acceleration of the maturity of such Debt Security of such Series or the interest rate thereon, (C) change the coin or currency in which payment with respect to interest, premium or principal in respect of Debt Securities of such Series is payable, (D) reduce the proportion of the principal amount of Debt Securities of such Series the vote or consent of the holders of which is necessary to modify, amend or supplement this Agreement or the terms and conditions of the Debt Securities of such Series or to make, take or give any request, demand, authorization, direction, notice, consent, waiver or other action provided hereby or thereby to be made, taken or given, or (E) change the obligation of Jamaica to pay additional amounts, if any, pursuant to the Debt Securities of such Series. Any such modification, amendment or supplement shall be binding on the holders of Debt Securities of such Series.

In executing, or accepting the additional agencies created by, any supplemental agreement permitted by this Section or the modifications thereby of the agencies created by this Agreement, the Fiscal Agent shall be entitled to receive, and shall be fully protected in relying upon, an opinion of the Office of the Attorney General of Jamaica stating that the execution of such supplemental agreement is authorized or permitted by this Agreement, and that such supplemental agreement constitutes the legal, valid and binding obligation of Jamaica enforceable in accordance with its terms and subject to customary exceptions. The Fiscal Agent may, but shall not be obligated to, enter into any such supplemental agreement which affects the Fiscal Agent’s own rights, duties or immunities under this Agreement or otherwise.

It shall not be necessary for the vote or consent of the holders of Debt Securities of a Series to approve the particular form of any proposed modification, amendment, supplement, request, demand, authorization, direction, notice, consent, waiver or other action, but it shall be sufficient if such vote or consent shall approve the substance thereof.

11.3	Binding Nature of Amendments, Notices, Notations, etc.

Any instrument given by or on behalf of any holder of a Debt Security of a Series in connection with any consent to or vote for any such modification, amendment, supplement, request, demand, authorization, direction, notice, consent, waiver or other action will be irrevocable once given and will be conclusive and binding on all subsequent holders of such Debt Security of such Series or any Debt Security of such Series issued directly or indirectly in exchange or substitution therefor or in lieu thereof. Any such modification, amendment, supplement, request, demand, authorization, direction, notice, consent, waiver or other action will be conclusive and binding on all holders of Debt Securities of a Series, whether or not they have given such consent or cast such vote or were present at any meeting, and whether or not notation of such modification, amendment, supplement, request, demand, authorization, direction, notice, consent, waiver or other action is made upon the Debt Securities of such Series. Notice of any modification or amendment of, supplement to, or request, demand, authorization, direction, notice, consent, waiver or other action with respect to the Debt Securities of a Series or this Agreement (other than for purposes of curing any ambiguity or of curing, correcting or supplementing any defective provision hereof or thereof) shall be given to each holder of Debt Securities of such Series affected thereby and then Outstanding, in all cases as provided in the Debt Securities of such Series.

Debt Securities of a Series authenticated and delivered after the effectiveness of any such modification, amendment, supplement, request, demand, authorization, direction, notice, consent, waiver or other action may bear a notation in the form approved by the Fiscal Agent and Jamaica as to any matter provided for in such modification, amendment, supplement, request, demand, authorization, direction, notice, consent, waiver or other action taken, made or given in accordance with Section 11.2 hereof. New Debt Securities of a Series modified to conform, in the opinion of the Fiscal Agent and Jamaica, to any such modification, amendment, supplement, request, demand, authorization, direction, notice, consent, waiver or other action may be prepared by Jamaica, authenticated by the Fiscal Agent and delivered in exchange for Outstanding Debt Securities of such Series.

11.4	“Outstanding” Defined

For purposes of this Agreement and the Debt Securities, any Debt Security authenticated and delivered pursuant to this Agreement shall, as of any date of determination, be deemed to be “Outstanding”, except:

(i)	Debt Securities theretofore canceled by the Fiscal Agent or delivered to the Fiscal Agent for cancellation and not reissued by the Fiscal Agent;

(ii)	Debt Securities which have become due and payable at maturity or otherwise and with respect to which monies sufficient to pay the principal thereof and any interest thereon shall have been paid or duly provided for; or

(iii)	Debt Securities in lieu of or in substitution for which other Debt Securities shall have been authenticated and delivered pursuant to this Agreement;

provided, however, that in determining whether the holders of the requisite principal amount of Outstanding Debt Securities of a Series are present at a meeting of holders of Debt Securities of such Series for quorum purposes or have consented to or voted in favor of any request, demand, authorization, direction, notice, consent, waiver, amendment, modification or supplement hereunder, Debt Securities of such Series owned directly or indirectly by Jamaica shall be disregarded and deemed not to be Outstanding. In determining whether an Agent shall be protected in relying upon any request, demand, authorization, direction, notice, consent or waiver, only Debt Securities which the Agent actually knows to be owned directly or indirectly by Jamaica shall be so disregarded.

12.	FURTHER ISSUES

Jamaica may from time to time without the consent of the holders of the Debt Securities of any Series create and issue further debt securities, having the same terms and conditions as the Debt Securities of any Series in all respects except for the amount of the first payment of interest and the issue price which may be consolidated and form a single Series with the Debt Securities. Any further debt securities forming a single Series with the outstanding Debt Securities of any Series constituted by this Agreement or any agreement supplemental to it shall, and any other debt securities may (with the consent of the Fiscal Agent), be constituted by an agreement supplemental to this Agreement.

13.	REPURCHASE OF DEBT SECURITIES BY JAMAICA

Jamaica may at any time purchase any of the Debt Securities of a Series in any manner through market or by tender and at any price in accordance with the rules of the stock exchanges on which such Debt Securities of a Series may for the time being be listed, if any. If such purchases are made by tender, tenders must be made available to all holders of Debt Securities of a Series alike. Any Debt Securities which are purchased by or on behalf of Jamaica may be held or resold by Jamaica or surrendered to the Fiscal Agent for cancellation.

14.	GOVERNING LAW

THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO THOSE PRINCIPLES OF CONFLICTS OF LAWS THAT WOULD REQUIRE THE APPLICATION OF THE LAWS OF A JURISDICTION OTHER THAN THE STATE OF NEW YORK, EXCEPT THAT AUTHORIZATION AND EXECUTION OF THIS AGREEMENT BY JAMAICA SHALL BE GOVERNED BY THE LAWS OF JAMAICA.

15.	NOTICES

All notices or communications hereunder, except as herein otherwise specifically provided, shall be in writing, in the English language, and if sent to the Fiscal Agent shall be delivered, transmitted by facsimile to it to the address specified in Section 2 or if sent to Jamaica shall be delivered, transmitted by facsimile, telexed or telegraphed to The Ministry of Finance and Planning, 30 National Heroes Circle, Kingston 4, Jamaica. The foregoing addresses for notices or communications may be changed by written notice given by the addressee to each party hereto, and the addressee’s address shall be deemed changed for all purposes from and after the giving of such notice.

If the Fiscal Agent shall receive any notice or demand addressed to Jamaica by the holder of a Debt Security, the Fiscal Agent shall promptly forward such notice or demand to Jamaica.

Notice to holders of Debt Securities of a Series shall be given as provided in the terms of the Debt Securities of such Series, provided, however, if the Fiscal Agent is requested to give notice in the name and at the expense of Jamaica it shall receive notice from Jamaica at least 15 days prior to the last date for notice to the holders.

16.	SUBMISSION TO JURISDICTION; AGENT FOR SERVICE OF PROCESS

16.1	Jamaica agrees that any suit, action or proceeding against it with respect to this Agreement or any Series of the Debt Securities (a “Related Proceeding”) may be brought in any Federal or State court in the Borough of Manhattan, State of New York, United States of America; or in the Supreme Court of Judicature of Jamaica that sits in Kingston, as the person bringing such Related Proceeding may elect in its sole discretion (all such courts described in this sentence being called herein “Specified Courts”). Jamaica also agrees that any judgment obtained in any of the Specified Courts arising out of any Related Proceeding may be enforced or executed to the fullest extent permitted by applicable law (a “Related Judgment”). Jamaica hereby irrevocably submits to the jurisdiction of each of the Specified Courts for the purpose of any Related Proceeding and to the Specified Courts for the purpose of enforcing or executing any Related Judgment. It is expressly understood and agreed that the Agents hereby irrevocably submit only to the jurisdiction of any New York State or federal court sitting in the Borough of Manhattan in New York City in any action or proceeding arising out of or relating to this Agreement.

16.2	Jamaica agrees that service of all writs, process and summonses in any Related Proceeding brought against it in the State of New York may be made upon the Consul General of Jamaica, presently located in New York, New York (the “Process Agent”), and Jamaica has irrevocably appointed the Process Agent as its agent and true and lawful attorney-in-fact in its name, place and stead to accept such service of any and all such writs, process and summonses, and agrees that the failure of the Process Agent to give any notice to it of any such service of process shall not impair or affect the validity of such service or of any judgment based thereon. Jamaica agrees to maintain at all times an agent with offices in New York to act as Process Agent. Nothing herein shall in any way be deemed to limit the ability to serve any such writs, process or summonses in any other manner permitted by applicable law. Jamaica hereby waives, for purposes of permitting such service of process to be made upon the Process Agent in connection with any Related Proceeding, any diplomatic or other immunity to which the Process Agent is or may be entitled and, to the extent that any Process Agent hereafter becomes entitled to claim any such diplomatic or other immunity, it shall be deemed to have waived any such immunity. The Process Agent, however, is not the agent for service of process for actions arising out of or based on the United States federal or state securities laws, and Jamaica’s waiver of immunity does not extend to such actions. Because Jamaica has not waived its sovereign immunity in connection with any action relating to such claims, it will only be possible to obtain a United States judgment against Jamaica based on such laws if a court were to determine that Jamaica is not entitled under the Foreign Sovereign Immunities Act of 1976 to sovereign immunity with respect to such actions.

16.3

Jamaica irrevocably consents to and waives any objection which it may now or hereafter have to the laying of venue of any Related Proceeding brought in any of the Specified Courts or to the laying of venue in any suit, action or proceeding brought solely for the purpose of enforcing or executing any Related Judgement in any of the Specified Courts and further irrevocably waives, to the fullest extent it may effectively do so, the defense of an inconvenient forum to the maintenance of any Related Proceeding or any such suit, action or proceeding in any such court.

16.4	To the extent Jamaica shall be entitled, with respect to any Related Proceeding at any time brought against Jamaica in any jurisdiction in which any Specified Court is located, or with respect to any suit, action, proceeding at any time brought solely for the purpose of enforcing or executing any Related Judgment in any jurisdiction in which any Specified Court is located, to any sovereign or other immunity from suit, from the jurisdiction of any Specified Court, from attachment prior to judgment, from attachment in aid of execution of judgment, from execution of a judgment or other remedy or from any other legal or judicial process, and to the extent that in any such jurisdiction there shall be attributed such an immunity, Jamaica irrevocably agrees not to claim and irrevocably waives such immunity to the fullest extent permitted by the laws of such jurisdiction (including, without limitation, the Foreign Sovereign Immunities Act of 1976 of the United States). The waiver of immunities referred to herein constitutes only a limited and specific waiver for the purpose of the Debt Securities and this Agreement and under no circumstances shall it be interpreted as a general waiver of Jamaica or a waiver with respect to proceedings unrelated to the Debt Securities or this Agreement. In addition, Jamaica has not waived its sovereign immunity in connection with any action arising out of or based on United States federal or state securities laws.

16.5	If for the purpose of obtaining judgment in any court it is necessary to convert a sum due hereunder to the Fiscal Agent, the Paying Agent or the Registrar or any holder of a Debt Security in one currency into another currency, Jamaica, the Agents and each holder of a Debt Security agrees, to the fullest extent that they may effectively do so, that the rate of exchange used shall be that at which in accordance with normal banking procedures the Agents or such holder, as applicable, could purchase the first currency with such other currency in the city which is the principal financial center of the country of issue of the first currency on the day two Business Days (which shall be Business Days in New York and in such principal financial center) preceding the day on which final judgment is given.

16.6

Notwithstanding any judgment in a currency (the “judgment currency”) other than that in which such sum is denominated in accordance with the applicable provisions of this Agreement (the “Agreement currency”), any such obligation of Jamaica may be discharged only to the extent that on the Business Day following receipt by such holder of the Debt Security, the Fiscal Agent, the Paying Agent or the Registrar, as applicable (which shall be Business Days in New York and the principal financial center of the country issuing the judgment currency), of any sum adjudged to be so due in the judgment currency, such holder of the Debt Securities, the Fiscal Agent, the Paying Agent or the Registrar, as applicable, may in accordance with normal banking procedures purchase the Agreement currency with the judgment currency; if the amount of the Agreement currency so purchased is less than the sum originally due in the Agreement currency (determined in the manner set forth in the paragraph above), Jamaica agrees, as a separate obligation and notwithstanding any such judgment, to indemnify such holder of the Debt Securities, the Fiscal Agent, the Paying Agent or the Registrar, as applicable, against such loss, and if the amount of the Agreement currency so purchased exceeds the sum originally due to such holder of the Debt Securities, the Fiscal Agent, the Paying Agent or the Registrar, as applicable, such holder of the Debt Securities, the Fiscal Agent, the Paying Agent or the Registrar, as applicable, agrees to remit to Jamaica such excess, provided that such holder of Debt Securities, the Fiscal Agent, the Paying Agent or the Registrar, as applicable, shall have no obligation to remit any such excess as long as

Jamaica shall have failed to pay such holder, the Fiscal Agent, the Paying Agent or the Registrar, as applicable, any obligations due and payable under this Agreement or the Debt Securities, in which case such excess may be applied to such obligations of Jamaica hereunder in accordance with the terms of this Agreement or the Debt Securities.

17.	HEADINGS

The section headings herein are for convenience only and shall not affect the construction hereof.

18.	COUNTERPARTS

This Agreement may be executed in one or more counterparts, and by each party separately on a separate counterpart, and each such counterpart when executed and delivered shall be deemed to be an original. Such counterparts shall together constitute one and the same instrument.

IN WITNESS WHEREOF, the parties hereto have executed this Fiscal Agency Agreement and the Fiscal Agent has affixed its corporate seal as of the date first above written.

GOVERNMENT OF JAMAICA

By:
Name:
Title:

[FISCAL AGENT]

By:
Name:
Title:

EXHIBIT A

FORM OF SECURITY

[IF THE SECURITY IS A GLOBAL SECURITY, INSERT — UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF [THE DEPOSITARY] TO JAMAICA OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF [NOMINEE OF DEPOSITARY] OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF [THE DEPOSITARY] (AND ANY PAYMENT IS MADE TO [NOMINEE OF DEPOSITARY] ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, [NOMINEE OF DEPOSITARY], HAS AN INTEREST HEREIN.]

[IF THE SECURITY IS AN ORIGINAL ISSUE DISCOUNT SECURITY, INSERT - FOR PURPOSES OF SECTION 1273 AND 1275 OF THE UNITED STATES INTERNAL REVENUE CODE OF 1986, AS AMENDED, THE AMOUNT OF ORIGINAL ISSUE DISCOUNT ON THIS SECURITY IS     % OF ITS PRINCIPAL AMOUNT, THE ISSUE DATE IS             ,             , [AND] THE YIELD TO MATURITY IS     % [, THE METHOD USED TO DETERMINE THE YIELD IS              AND THE AMOUNT OF ORIGINAL ISSUE DISCOUNT APPLICABLE TO THE SHORT ACCRUAL PERIOD OF             ,              TO             ,              IS     % OF THE PRINCIPAL AMOUNT OF THIS SECURITY.1]

GOVERNMENT OF JAMAICA

[Title of Securities]

No. R- .	[Denomination]

CUSIP No.:	ISIN No.:

The Government of Jamaica (“Jamaica”), for value received, hereby promises to pay to                     , or registered assigns, upon surrender hereof, on                     , the principal sum of             , and [If the Security is to bear interest prior to maturity, insert - ] to pay interest thereon from the date hereof on said principal amount at rates determined in accordance with this Security on each Scheduled Payment Date (as defined below), until payment of said principal amount has been made or duly provided for [if applicable, insert - and at the rate of       % per annum on any overdue principal [and premium] and on any overdue installment of interest.]. Interest will accrue from and including the most recent date to which interest has been paid or duly provided for or, if no interest has

[1]	Include bracketed phrase only if the Securities of the Series are to have a short accrual period.

been paid or duly provided for, from the date hereof (the “Issue Date”) until payment of said principal sum has been made or duly provided for.

The interest payable on this Security on any Scheduled Payment Date will, subject to certain conditions set forth in this Security, be paid to the person in whose name this Security is registered at the close of business on the Regular Record Date (as defined below) preceding such Scheduled Payment Date. Any such interest not so punctually paid or duly provided for will forthwith cease to be payable to the person in whose name this Security is registered on such Regular Record Date and may be paid to the person in whose name this Security is registered at the close of business on a subsequent record date for the payment of such defaulted interest to be fixed by Jamaica or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which this Security may be listed.]

This Security is issued in respect of an issue of Debt Securities of Jamaica (the “Debt Securities”) indicated in the Fiscal Agency Agreement and is governed by the provisions of a Fiscal Agency Agreement (the “Fiscal Agency Agreement”) dated as of              among Jamaica and                     , as Fiscal Agent. Such further provisions shall for all purposes have the same effect as though fully set forth at this place.

[Insert floating interest rate provisions, if applicable.]

[If the Security is not to bear interest prior to maturity, insert - The principal of this Security shall not bear interest except in the case of a default in payment of principal upon acceleration, upon redemption or at Stated Maturity and in such case the overdue principal of this Security shall bear interest at the rate of       % per annum, which shall accrue from the date of such default in payment to the date payment of such principal has been made or duly provided for. Interest on any overdue principal that is not so paid on demand shall bear interest at the rate of       % per annum, which shall accrue from the date of such demand for payment to the date payment of such interest has been made or duly provided for, and such interest shall also be payable on demand.]

Reference is hereby made to the further provisions of this Security set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

Unless the certificate of authentication hereon has been executed by the Fiscal Agent by manual signature, this Security shall not be valid or obligatory for any purpose.

IN WITNESS WHEREOF, Jamaica has caused this instrument to be duly executed.

Dated:	GOVERNMENT OF JAMAICA

By:

This is one of the Securities of the Series designated therein referred to in the within-mentioned Fiscal Agency Agreement.

, as Fiscal Agent

By:
Authorized Signatory

[Form of reverse of Security]

1. This Security is [if the Security is a book-entry Security, insert - a permanent book-entry security evidencing] [if the Security is not a book-entry Security, insert - one of] a duly authorized issue of securities of Jamaica (including this Security, herein called the “Securities”), issued and to be issued in one or more Series in accordance with a Fiscal Agency Agreement, dated as of                                  (herein called the “Fiscal Agency Agreement”), between Jamaica and                                 , as Fiscal Agent (herein called the “Fiscal Agent”), which term includes any successor fiscal agent under the Fiscal Agency Agreement), copies of which Fiscal Agency Agreement are on file and available for inspection at the corporate trust office of the Fiscal Agent in the Borough of Manhattan, The City of New York and at the offices of the Transfer Agent(s) appointed by Jamaica referred to below. This Security is [if the Security is a book-entry Security, insert - a permanent book-entry security evidencing] [if the Security is not a book-entry Security, insert—one of] the Securities of the Series designated on the face hereof [, limited in aggregate principal amount to                                 .

2. The Securities are issuable in fully registered form. Securities are issuable in [the] authorized denomination[s] of                                  [and [any integral multiple thereof] [integral multiples of                                  above that amount)]. The Securities and transfer thereof, shall be registered as provided in Section 3 below and in the Fiscal Agency Agreement. The Securities will mature, and will be repaid at par (unless previously repaid) on ______ (the “Maturity Date”). [The Securities will bear interest from                      at a rate of             % per annum payable semiannually in arrears on              and             , commencing on                     , 2002 (each such date, a “Scheduled Payment Date”). Interest on the Securities will be calculated on the basis of a 360-day year consisting of 12 months of 30 days each and, in the case of an incomplete month, the number of days elapsed.]

3. [If the Security is a book-entry Security, insert - Except as set forth in this Section 3, the Securities are issuable only as fully registered book-entry Securities, without coupons, each registered in the name of                                 , a nominee thereof or a successor to                     , or a nominee thereof, and (i) no book-entry Security may be transferred, except in whole and not in part, and only to                     , one or more nominees of                              or one or more respective successors of                      and its nominees, and (ii) no book-entry Security may be exchanged for any Security other than another book-entry Security. Notwithstanding any other provisions of the Fiscal Agency Agreement or this book-entry Security, a book-entry Security may be exchanged for registered Securities registered in the name of a person other than                                 , a nominee of                                  or a successor of                                  or its nominee if (i)                                  notifies Jamaica that it is unwilling or unable to continue as depository for such book-entry Security or ceases at any time to be a clearing agency registered under the Securities Exchange Act of 1934 at a time when it is required to be and a successor depositary so registered is not appointed by Jamaica within 90 days of receiving such notice, or becoming aware that the depositary is no longer so registered, (ii) Jamaica, in its sole discretion, instructs the Fiscal Agent in writing that a book-entry Security shall be so transferable and exchangeable or (iii) there shall have occurred and be continuing an Event of Default with respect to the Securities evidenced by this book-entry Security. Registered Securities issued in exchange of this book-entry Security will be registered in such names, and issued in such denominations (of                              and integral multiples thereof), as an authorized representative of                              shall request.]

Jamaica shall maintain in the Borough of Manhattan, The City of New York, an office or agency where Securities may be surrendered for registration of transfer or exchange. Jamaica has initially appointed the corporate trust office of the Fiscal Agent as its agent in the Borough of Manhattan, The City of New York, for such purpose (the “Registrar”) and agrees to cause to be kept at such office a register in which, subject to such reasonable regulations as it may prescribe, Jamaica will provide for the registration of Securities and registration of transfers of Securities. [In addition, Jamaica has appointed the main offices of                                  in                                  and                                  in                                  as additional agencies (each a “Transfer Agent”) where Securities may be surrendered for registration of transfer or exchange.] Jamaica reserves the right to vary or terminate the appointment of the Fiscal Agent as Registrar or of any Transfer Agent or to appoint additional or other Registrars or Transfer Agents or to approve any change in the office through which any Registrar or any Transfer Agent acts, provided that there will at all times be a security registrar in the Borough of Manhattan, The City of New York.

The transfer of a Security is registrable on the aforementioned register upon surrender of such Security at the corporate trust office of the Fiscal Agent [or any Transfer Agent] duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to Jamaica and the Fiscal Agent duly executed by, the registered holder thereof or his attorney duly authorized in writing. Upon such surrender of this Security for registration of transfer, Jamaica shall execute, and the Fiscal Agent shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Securities of any authorized denominations and of a like aggregate principal amount.

The Fiscal Agent or the Registrar as the case may be, shall not register the transfer of or exchange Securities for a period of 15 days preceding the due date for any payment of principal of or interest on the Securities, or register of transfer or exchange of any Securities previously called for redemption.

At the option of the registered holder upon request confirmed in writing, Securities may be exchanged for Securities of any authorized denominations and of a like tenor, form and aggregate principal amount upon surrender of the Securities to be exchanged at the [office of any Transfer Agent or at the] corporate trust office of the Fiscal Agent. Whenever any Securities are so surrendered for exchange, Jamaica shall execute, and the Fiscal Agent shall authenticate and deliver, the Securities which the registered holder making the exchange is entitled to receive. Any registration of transfer or exchange will be effected upon [any Transfer Agent or] the Fiscal Agent [, as the case may be,] being satisfied with the documents of title and identity of the person making the request and subject to such reasonable regulations as Jamaica may from time to time agree with [the Transfer Agents and] the Fiscal Agent.

[In the event of a redemption of the Securities in part, Jamaica shall not be required (i) to register the transfer of or exchange any Security during a period beginning at the opening of business 15 days before, and continuing until, the date notice is given identifying the Securities to be redeemed, or (ii) to register the transfer of or exchange any Security, or portion thereof, called for redemption.]

All Securities issued upon any registration of transfer or exchange of Securities shall be the valid obligations of Jamaica, evidencing the same debt, and entitled to the same benefits, as the Securities surrendered upon such registration of transfer or exchange. No service charge shall be made for any registration of transfer or exchange, but Jamaica may require payment of a sum sufficient to cover any stamp or other tax or other governmental charge payable in connection therewith, other than an exchange in connection with a partial redemption of a Security not involving any registration of a transfer.

Prior to due presentment of this Security for registration of transfer, Jamaica, the Fiscal Agent and any agent of Jamaica or the Fiscal Agent may treat the person in whose name this Security is registered as the owner hereof for all purposes, whether or not this Security be overdue, and neither Jamaica nor the Fiscal Agent nor any such agent shall be affected by notice to the contrary.

4. (a) The principal of [(and premium, if any, on)] this Security will be payable against surrender of this Security at the office of the Paying Agent in The City of New York or, subject to applicable laws and regulations, at the office of any Paying Agent by check drawn on, or by wire transfer to an account maintained by the holder with, a bank located in The City of New York. [If the Security is to bear interest prior to maturity, insert - Payment of any installment of interest on this Security will be made to the Person in whose name this Security is registered at the close of business on the Regular Record Date (as defined below) immediately preceding the related Scheduled Payment Date. “Regular Record Date” means, with respect to any Scheduled Payment Date, the fifteenth day preceding each Scheduled Payment Date (whether or not a Business Day). Payment of such interest will be made by a check drawn on a bank in New York City mailed to the holder at such holder’s registered address, or, upon application of any holder of at least                  principal amount of Securities, to the Paying Agent in New York City not later than the relevant Regular Record Date, by wire transfer to an account maintained by such holder with a bank in New York City.]

(b) Jamaica agrees that so long as any of the Securities is outstanding, it will maintain [If applicable - a Paying Agent in a western European city for payments on Securities] a Registrar having a specified office in The City of New York and Paying Agent having specified offices in The City of New York. Jamaica has initially appointed _______________, as Fiscal Agent. Subject to the foregoing, Jamaica shall have the right at any time to terminate any such appointment and to appoint any other Paying Agents or Transfer Agents in such other places as they may deem appropriate upon notice in accordance with Section 13 below.

(c) In any case where a Payment Date shall not be a Business Day at any place of payment, then the relevant payment need not be made on such date at such place but may be made on the next succeeding day at such place which is a Business Day in the applicable jurisdiction, with the same force and effect as if made on the date for such payment, and no interest shall accrue for the period from and after such date. In this Section, “Business Day” means a day on which banking institutions or the corporate trust office of the Agents in The City of New York and at the applicable place of payment are not authorized or obligated by law or executive order to be closed.

5. (a) In acting under the Fiscal Agency Agreement and in connection with the Securities, each of the Agents and each other Paying Agent is acting solely as agent of Jamaica and does not assume any obligation toward or relationship of agency or trust for or with the owner or holder of any Securities, except that any funds held by any such agent for payment of principal of or interest of the Securities shall be held in trust by it and applied as set forth herein, but need not be segregated from other funds held by it, except as required by law. For a description of the duties and the immunities and rights of each of the Agents under the Fiscal Agency Agreement, reference is made to the Fiscal Agency Agreement, and the obligations of each of the Agents to the owners or holders of Securities are subject to such immunities and rights.

(b) All moneys paid by or on behalf of Jamaica to the Paying Agent or any other Paying Agent for the payment of the principal of (and premium, if any) or interest on any Security which remain unclaimed at the end of two years after such principal (and premium, if any) or interest shall have become due and payable will be repaid to Jamaica (including all interest accrued, if any, with respect to any such amounts), and the holder of such Securities will thereafter look only to Jamaica for payment. Upon such repayment all liability of the Paying Agent and any other Paying Agent with respect thereto shall cease, without, however, limiting in any way the obligation of Jamaica in respect of the amount so repaid. This Security will become void unless presented for payment within five years after the maturity date hereof (or such shorter period as may be prescribed by applicable laws).

6. Additional Covenant of Jamaica. Jamaica covenants and agrees that, so long as any Security remains outstanding, Jamaica shall maintain at all times its membership in the International Monetary Fund (“IMF”) and continue to be eligible to use the general resources of the IMF under the IMF Articles of Agreement.

7. (a) All payments by Jamaica of principal (and premium, if any) and interest, if any, in respect of each Series of the Securities shall be made without withholding or deduction for or on account of any present or future taxes, duties, assessments, or other governmental charges of whatsoever nature imposed or levied by Jamaica or any political subdivision or authority thereof or therein having power to tax (“Taxes”), unless Jamaica is compelled by law to deduct or withhold such taxes, duties, assessments, or governmental charges. In such event, Jamaica shall make such withholding, make payment of the amount so withheld to the appropriate governmental authority and forthwith pay such additional amounts (“Additional Amounts”) as may be necessary to ensure that the net amounts receivable by the holders of each Series of the Securities after such withholding or deduction shall equal the respective amounts of principal (and premium, if any) and interest which would have been receivable in respect of such Securities in the absence of such withholding or deduction. No such Additional Amounts shall be payable: (i) in respect of any Security held by or on behalf of a holder who is liable for such Taxes by reason of such holder having some connection with Jamaica or otherwise than merely by the holding of such Security or by the receipt of principal or interest in respect thereof; or (ii) in respect of any Security by or on behalf of a holder who is liable for such taxes by reason of such holder’s failure to comply with any certification, identification or other reporting requirement concerning the nationality, residence, identity or connection with Jamaica, or any political subdivision or taxing authority thereof or therein, of such holder or the holder of any interest in such Security or rights in respect thereof, if compliance is required by Jamaica, or any political subdivision or taxing authority thereof or therein, as a precondition to exemption from such deduction or withholding; or (iii) by reason of the failure of such holder to present such holder’s Security for payment (where such presentment is required) within 30 days after the date on which such payment first became due and payable or (if the full amount of the money payable has not been received by the Fiscal Agent on or prior to such due date) the date on which payment thereof is duly provided for and notice thereof given to holders, whichever occurs later, except to the extent that the holder of such Security would have been entitled to Additional Amounts on presenting such Security for payment on any day during such 30-day period.

No such Additional Amounts shall be payable in respect of any Security to any holder that is a fiduciary or partnership or other than the sole beneficial owner of such payment to the extent the beneficiary or settlor with respect to such fiduciary or a member of a partnership or a beneficial owner would not have been entitled to receive payment of Additional Amounts had such beneficiary, settlor, member or beneficial owner been the holder of such Security.

(b) Whenever in this Security or the Fiscal Agency Agreement there is mentioned, in any context, the payment of the principal of (and premium, if any) or interest on, or in respect of, a Security, such mention shall be deemed to include mention of the payment of Additional Amounts to the extent that, in such context, Additional Amounts are, were or would be payable in respect thereof and express mention of the payment of Additional Amounts (if applicable) in any provisions hereof shall not be construed as excluding Additional Amounts in those provisions hereof where such express mention is not made.

(c) Jamaica shall pay all stamp taxes and other duties, if any, which may be imposed by the Government of Jamaica, the United States or any political subdivision thereof or taxing authority of or in the foregoing with respect to the Fiscal Agency Agreement or the issuance of this Security.

(d) Except as specifically provided in this Security, Jamaica shall not be required to make any payment with respect to any tax, assessment or other governmental charge imposed by any government or any political subdivision or taxing authority thereof or therein.

8. (a) [If applicable, insert—The Securities of this Series are subject to redemption upon not less than 30 days’ notice given as hereinafter provided, [if applicable, insert—(1) on                      in any year commencing with the year                      and ending with the year                      through operation of the sinking fund for this Series at a redemption price equal to 100% of the principal amount, (2)] [at any time [on or after                      as a whole or in part, at the election of Jamaica, at the following redemption prices (expressed as percentages of the principal amount of the Securities to be redeemed) If redeemed: [on or before                     ,                 % and if redeemed] during the 12-month period beginning                      of the years indicated,

Year	Redemption Price	Year	Redemption Price

and thereafter at a redemption price equal to                     % of the principal amount, and (3)] under the circumstances described in the next two succeeding paragraphs at a redemption price equal to 100% of the principal amount of the Securities to be redeemed, together, in the case of each of [(1), (2) and (3)] foregoing, with accrued interest (except if the redemption date is an Interest Payment Date) to the redemption date, but interest installments on registered Securities that are due on or prior to such redemption date will be payable to the holders of such Securities of record at the close of business on the relevant Record Dates referred to above. [Partial redemptions must be in an amount not less than                      principal amount of Securities.)] 2

[(b) As and for a sinking fund for the retirement of the Securities, Jamaica will, until all Securities are paid or payment thereof provided for, deposit with the Fiscal Agent, prior to in each year, commencing in                     -and ending in                     , an amount in cash sufficient to redeem on such                      [not less than                     and not more than]                      principal amount of Securities at the redemption price specified above for redemption through operation of the sinking fund. [The minimum amount of any sinking fund payment as specified in this Section 8(b) is herein referred to as a “mandatory sinking fund payment”, and any payment in excess of such minimum amount is herein referred to as an “optional sinking fund payment”.] The cash

[2]	Modification necessary if the Security is an Original Issue Discount Security.

amount of any [mandatory] sinking fund payment is subject to reduction as provided below. Each sinking fund payment shall be applied to the redemption of Securities on such                      as herein provided. [The right to redeem Securities through optional sinking fund payments shall not be cumulative and to the extent not availed of on any sinking fund redemption date will terminate. Jamaica (i) may deliver outstanding Securities (other than any previously called for redemption) and (ii) may apply as a credit Securities which have been redeemed otherwise than through the application of [mandatory] sinking fund payments, in each case in satisfaction of all or any part of any [mandatory] sinking fund payment and the amount of such [mandatory] sinking fund payment shall be reduced accordingly [; provided that Jamaica shall have surrendered such Securities to the Fiscal Agent not less than 45 days prior to such sinking fund redemption date, together with a certificate of an Authorized Official stating Jamaica’s election to use such Securities for such purposes and stating that such Securities were sold or otherwise disposed of by Jamaica for a consideration and reacquired by Jamaica. In case of the failure of Jamaica, at or before the time provided in the preceding sentence, to give such written notice and to surrender such Securities to the Fiscal Agent, Jamaica shall not be permitted to make any such reduction of the amount of such [mandatory] sinking fund payment].

[(c) [In the case of any partial redemption of Securities, the Securities to be redeemed shall be selected by the Fiscal Agent not more than 60 days prior to the redemption date from the outstanding Securities not previously called for redemption, by such method as the Fiscal Agent shall deem fair and appropriate and which may provide for the selection for redemption of portions (equal to                      or any integral multiple thereof) of the principal amount of [Registered] Securities of a denomination larger than                      ]

[(d) Notices to redeem Securities shall be given to holders of Securities in writing mailed, first-class postage prepaid, to each holder of Securities, or portions thereof, so to be redeemed, at the address of such holder as it appears in the register hereinabove referred to. Such notice will be given not more than 60 days nor less than 30 days prior to the date fixed for redemption. If by reason of the suspension of regular mail service, or by reason of any other cause, it shall be impracticable to give notice to the holders of Securities in the manner prescribed herein, then such notification in lieu thereof as shall be made by Jamaica or by the Fiscal Agent on behalf of and at the instruction of Jamaica shall constitute sufficient provision of such notice, if such notification shall, so far as may be practicable approximate the terms and conditions of the mailed notice in lieu of which it is given. Neither the failure to give notice nor any defect in any notice given to any particular holder of a Security shall affect the sufficiency of any notice with respect to other Securities. Such notice will be deemed to have been given on the date of mailing. Notices to redeem Securities shall specify the date fixed for redemption, the applicable redemption price, the place or places of payment, that payment will be made upon presentation and surrender of the Securities to be redeemed [(or partially redeemed)], that interest accrued to the date fixed for redemption (unless such date is an Interest Payment Date) will be paid as specified in said notice,3 and that on and after said date interest thereon will cease to accrue [and the basis for such redemption]. [In addition, in the case of a partial redemption, notice to redeem shall specify the Securities called for redemption.]

[(e) If notice of redemption has been given in the manner set forth in paragraph (d) of this Section 8, the Securities so to be redeemed shall become due and payable on the redemption date specified in such notice and upon presentation and surrender of the Securities at the place or places specified in such notice, the Securities shall be paid and redeemed by Jamaica at the places and in the

[3]	Modification necessary of zero-coupon security.

manner herein specified and at the redemption price herein specified [together with accrued interest (unless the redemption date is an Interest Payment Date) to the redemption date]. From and after the redemption date, if monies for the redemption of Securities called for redemption shall have been made available at the corporate trust office of the Fiscal Agent for the redemption on the redemption date, the Securities called for redemption shall cease to bear interest, and the only right of the holders of such Securities shall be to receive payment of the redemption price [together with accrued interest (unless the redemption date is an Interest Payment Date) to the redemption date] as aforesaid. If monies for the redemption of the Securities are not made available for payment until after the redemption date, the Securities called for redemption shall not cease to bear interest until such monies have been so made available.)

[(f) Any Security which is to be redeemed only in part shall be surrendered with, if Jamaica or the Fiscal Agent so requires, due endorsement by, or a written instrument of transfer in form satisfactory to Jamaica and the Fiscal Agent duly executed by, the holder thereof or his attorney duly authorized in writing, and Jamaica shall execute, and the Fiscal Agent shall authenticate and deliver to the registered Holder of such Security without service charge, a new Security or Securities, of any authorized denomination as requested by such Holder, in aggregate principal amount equal to and in exchange for the unredeemed portion of the principal of (and premium, if any) the Security so surrendered.]

9. (a) The Securities will be direct, general, unsecured and unconditional obligations of Jamaica and will rank at least pari passu, without any preference among themselves. The payment obligations of Jamaica under the Securities will at all times rank at least equally with all other payment obligations of Jamaica related to unsecured External Indebtedness (as defined below) of Jamaica. Jamaica has pledged its full faith and credit for the due and punctual payment of principal of (and premium, if any) and interest on the Securities.

(b) So long as any Securities of this Series remain Outstanding (as defined in the Fiscal Agency Agreement), Jamaica will not create or permit to subsist any Security Interest (as defined below) in any of its present or future revenues, property or assets to secure Public External Indebtedness of Jamaica unless such Securities are secured equally and ratably with such Public External Indebtedness or such Securities have the benefit of such other security, guarantee, indemnity or other arrangement as shall be approved by the holders of the Securities of such Series as provided under Section 11.2 of the Fiscal Agency Agreement; provided, however, that Jamaica may create or permit to subsist:

(i)	any Security Interest upon property to secure Public External Indebtedness of Jamaica incurred for the purpose of financing the acquisition of such property and any renewal or extension of any such Security Interest which is limited to the original property covered thereby and which secures any renewal or extension of the original secured financing;

(ii)	any Security Interest existing upon property to secure Public External Indebtedness of Jamaica at the time of the acquisition of such property and any renewal or extension of any such Security Interest which is limited to the original property covered thereby and which secures any renewal or extension of the original secured refinancing;

(iii)	any Security Interest in existence as of the date of the Fiscal Agency Agreement or any renewal or extension thereof;

(iv)	any Security Interest securing Public External Indebtedness incurred for the purpose of financing all or any portion of the costs of the acquisition, construction, development or expansion of any project (including costs such as escalation, interest during construction and financing and refinancing costs), provided that such Security Interest applies only to (i) the property so acquired, constructed, developed or expanded and any property that is reasonably incidental to the use of such property (and any right or interest therein), (ii) any inventories or any other products of or revenue or profit of or from such property (or right or interest therein), and (iii) any shares or other ownership interest in, or any indebtedness of, any person, substantially all of the assets of which consist of such property; and

(v)	any Security Interests securing Public External Indebtedness not otherwise permitted under clauses (i) through (iv), provided that the aggregate principal amount of such Public External Indebtedness at any time outstanding does not exceed $20,000,000 or its equivalent in other currencies.

For the purpose of the Securities:

“External Indebtedness” means Indebtedness which is payable (or may be paid) (A) in a currency or by reference to a currency other than the currency of Jamaica and (B) to a person resident or having his principal place of business outside Jamaica.

“Indebtedness” means any obligation (whether present or future, actual or contingent) for the payment or repayment of money which has been borrowed or raised (including money raised by acceptances and leasing) and, for the purpose only of paragraph (d) of Section 10 below, every Net Obligation under Interest, Currency of Security Protection Agreements.

“Interest, Currency or Security Protection Agreement” of Jamaica means any forward contract, futures contract, swap, option, hedge or other financial agreement or arrangement (including, without limitation, caps, floors, collars and similar agreements), in any case, relating to, or the value of which is dependent upon, interest rates or currency exchange rates or indices of a security or group or index of securities (including any interest therein or based on the value thereof).

“Net Obligation” means, at any date of determination, the net amount, exclusive of any commissions or administrative fees that Jamaica would be obligated to pay upon the termination of an Interest, Currency or Security Protection Agreement as of such date

“Person” means any individual, company, corporation, firm, partnership, joint venture, association, organization, state or agency of a state or other entity, whether or not having a separate legal personality.

“Public External Indebtedness” means any External Indebtedness which is in the form of, or represented by, bonds, Securities or other securities which are for the time being or are capable of being or intended to be quoted, listed or ordinarily dealt in on any stock exchange, automated trading system, over-the-counter or other securities market.

“Security Interest” means, with respect to any present or future revenues, assets or property, any mortgage or deed of trust, pledge, hypothecation, assignment by way of security, security interest, lien (other than any lien arising by operation of law), charge, encumbrance, preference, or other security or similar agreement or preferential arrangement of any kind or nature whatsoever on or with respect to such present or future revenues, assets or property.

10. In case one or more of the following events (herein referred to as “Events of Default”) shall have occurred and be continuing:

(a) Jamaica shall fail to pay any principal of [(and premium, if any, on)] Securities of any Series when due [or Jamaica shall fail to pay any interest on any Security of such Series when due] and such failure shall continue for a period of 30 days; or

(b) Jamaica shall fail to perform any of its obligations contained in (i) Section 9(b) above or (ii) Section 6 above, and such failure shall continue unremedied in the case of clause (i) for 30 days and, in the case of clause (ii) for 60 days, in each case after written notice thereof requiring the same to be remedied shall have been given to Jamaica at the office of the Fiscal Agent by any holder; or

(c) Jamaica shall fail to perform any other material obligation contained in the Securities or the Fiscal Agency Agreement, and such failure shall continue unremedied for 45 days after written notice thereof requiring the same to be remedied shall have been given to Jamaica at the office of the Fiscal Agent by any holder; or

(d) Jamaica shall fail to pay (i) any External Indebtedness of Jamaica (as defined in Section 9 above) (other than External Indebtedness constituting guarantees by Jamaica) with an aggregate principal amount in excess of                      (or its equivalent in other currencies) as and when such External Indebtedness becomes due and payable (beyond any applicable grace period), or (ii) any External Indebtedness constituting guarantees by Jamaica with an aggregate principal amount in excess of                     _ (or its equivalent in other currencies) as and when such External Indebtedness becomes due and payable and such failure continues until the earlier of (x) the expiration of the applicable grace period or 30 days, whichever is longer or (y) the acceleration of any such Public External Indebtedness by any holder thereof; or

(e) the validity of this Series of the Securities or the Fiscal Agency Agreement shall be contested by Jamaica or any legislative, executive or judicial body or official of the Government of Jamaica authorized and empowered (either singly or with another such body or official) in each case by law to do so, or Jamaica shall deny its obligations under this Series of the Securities or shall declare a general suspension of payments or a moratorium on the payment of its External Indebtedness (or any part thereof which includes this Series of the Securities); or

(f) any constitutional provision, treaty, convention, law, regulation, ordinance, decree, consent, approval, license or other authority necessary to enable Jamaica to make or perform its payment obligations under this Series of the Securities, or for the validity or enforceability thereof, shall expire, be withheld, revoked, terminated, modified or otherwise cease to remain in full force and effect;

then the holders of not less than 25% in principal amount of this Series of the Securities outstanding may, by written notice to the Fiscal Agent, declare all of this Series of the Securities then outstanding to be immediately due and payable. Upon any such declaration of acceleration, the principal of (and premium, if any) this Series of the Securities and the interest accrued thereon and all other amounts payable with respect to this Series of the Securities shall become and be immediately due and payable. If the Event of Default or Events of Default giving rise to any such declaration of acceleration shall be cured following such declaration, such declaration may be rescinded by written notice to the Fiscal Agent by the holders of not less than 50% in aggregate principal amount of the Securities of this Series.

11. If any mutilated Security is surrendered to the Fiscal Agent, Jamaica shall execute, and the Fiscal Agent shall authenticate and deliver in exchange therefor, a new Security of like tenor and principal amount, bearing a number not contemporaneously outstanding.

If there be delivered to Jamaica and the Fiscal Agent (i) evidence to their satisfaction of the destruction, loss or theft of any Security and (ii) such security or indemnity as may be required by them to save each of them and any agent of each of them harmless, then, in the absence of notice to Jamaica or the Fiscal Agent that such Security has been acquired by a bona fide purchaser, Jamaica shall execute, and upon its request the Fiscal Agent shall authenticate and deliver in lieu of any such destroyed, lost or stolen Security a new Security of like tenor and principal amount and bearing a number not contemporaneously outstanding.

Upon the issuance of any new Security under this Section, Jamaica may require the payment of a sum sufficient to cover any stamp or other tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and the expenses of the Fiscal Agent) connection therewith.

Every new Security issued pursuant to this Section in lieu of any destroyed, lost or stolen Security, shall constitute an original additional contractual obligation of Jamaica, whether or not the destroyed, lost or stolen Security shall be at any time enforceable by anyone.

Any new Security delivered pursuant to this Section shall be dated the date of its authentication. The provisions of this Section 11 are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Securities.

12. (a) The Fiscal Agency Agreement and this Series of the Securities may be modified, amended or supplemented without the consent of the holders of any Securities for the purposes of (i) adding to the covenants of Jamaica for the benefit of the holders of such Securities, (ii) surrendering any right or power conferred upon Jamaica, (iii) securing such Securities pursuant to the requirements of the Securities or otherwise, (iv) curing any ambiguity or curing, correcting or supplementing the Fiscal Agency Agreement any defective or inconsistent provisions contained herein or therein, (v) supplementing to add an additional Series of Securities to form a single Series with the outstanding Securities (including the Securities) as contemplated by Section 12 of the Fiscal Agency Agreement or (vi) amending the Fiscal Agency Agreement or any Series of the Securities in any other manner which the Fiscal Agent and Jamaica may mutually deem necessary or desirable and that will not adversely affect the interests of any holders of this Series of Securities, as evidenced by an opinion of the Office of the Attorney General of Jamaica. The Agents will not be responsible for determining the effect of any such amendment on the interests of the holders of this Series of Securities.

(b) A meeting of holders of Securities of this Series may be called at any time and from time to time to make, give or take any request, demand, authorization, direction, notice, consent, waiver or other action provided by the Fiscal Agency Agreement or the Securities of this Series to be made, given or taken by holders of Securities of this Series or to modify, amend or supplement the terms of the Securities of this Series or the Fiscal Agency Agreement as hereinafter provided. Jamaica may at any time call a meeting of holders of Securities of this Series for any such purpose to be held at such time and at such place as Jamaica shall determine. Notice of every meeting of holders of Securities of this Series, setting forth the time and the place of such meeting and in general terms the action proposed to be taken at such meeting, shall be given as provided in the terms of the Securities of this Series, not less than 30 nor more than 60 days prior to the date fixed for the meeting (provided that, in the case of any meeting to be reconvened after adjournment for lack of a quorum, such notice shall be so given not less than 15 nor more than 60 days prior to the date fixed for such meeting). In case at any time Jamaica or the holders of at least 10% in aggregate principal amount of the Outstanding Securities of this Series (as defined in paragraph (e) of this Section) shall, after the occurrence and during the continuance of any default under the Securities of this Series, have requested the Fiscal Agent to call a meeting of the holders of Securities of this Series for any purpose specified in the first sentence of this Section 12(b), by written request setting forth in reasonable detail the action proposed to be taken at such meeting, the Fiscal Agent shall call such meeting for such purposes by giving notice thereof.

To be entitled to vote at any meeting of holders of Securities of this Series, a person shall be a holder of Outstanding Securities of this Series or a person duly appointed by an instrument in writing as proxy for such a holder. The persons entitled to vote a majority in principal amount of the Outstanding Securities of this Series shall constitute a quorum. In the absence of a quorum within 30 minutes of the time appointed for any such meeting, the meeting shall, if convened at the request of the holders, be dissolved. In any other case, the meeting may be adjourned for a period of not less than 10 days as determined by the chairman of the meeting prior to the adjournment of such meeting. In the absence of a quorum at any such adjourned meeting, such adjourned meeting may be further adjourned for a period of not less than 10 days as determined by the chairman of the meeting prior to the adjournment of such adjourned meeting. Notice of the reconvening of any adjourned meeting shall be given as provided in the paragraph above, except that such notice need be given only once. Notice of reconvening of an adjourned meeting shall state expressly the percentage of the principal amount of the Outstanding Securities of this Series which shall constitute a quorum. Subject to the foregoing, at the reconvening of any meeting adjourned for a lack of a quorum, the persons entitled to vote 25% in principal amount of the Outstanding Securities of this Series shall constitute a quorum for the taking of any action set forth in the notice of the original meeting. Any meeting of holders of Securities of this Series at which a quorum is present may be adjourned from time to time by vote of a majority in principal amount of the Outstanding Securities of this Series represented at the meeting, and the meeting may be held as so adjourned without further notice. At a meeting or an adjourned meeting duly reconvened and at which a quorum is present as aforesaid, any resolution and all matters shall be effectively passed or decided by the persons entitled to vote 66 2/3% in aggregate principal amount of the Outstanding Securities of this Series represented and voting.

The Fiscal Agent may, but is not required to, make such reasonable and customary regulations consistent herewith as it shall deem advisable for any meeting of holders of Securities of this Series with respect to the proof of the holding of Securities of this Series, the adjournment and chairmanship of such meeting, the appointment of proxies in respect of holders of Securities of this Series, the record date for determining the registered holders of Securities of this Series who are entitled to vote at such meeting (which date shall be designated for the Fiscal Agent and set forth in the notice calling such meeting hereinabove referred to and which shall be not less than 15 nor more than 60 days prior to such meeting (provided that nothing in this paragraph shall be construed to render ineffective any action taken by holders of the requisite principal amount of Outstanding Securities of this Series on the date such action is taken)), the appointment and duties of inspectors of votes, the submission and examination of proxies, certificates and other evidence of the right to vote, and such other matters concerning the conduct of the meeting as it shall deem appropriate. The Fiscal Agent shall, by an instrument in writing, appoint a temporary chairman of the meeting, unless the meeting shall have been called by Jamaica or the holders of Securities of this Series as provided above, in which case Jamaica or the holders of Securities of this Series calling the meeting, as the case may be, shall in like manner appoint a temporary chairman. A permanent chairman and a permanent secretary of the meeting shall be elected by vote of the persons entitled to vote a majority in principal amount of the Outstanding Securities of this Series represented and voting at the meeting. The chairman of the meeting shall have no right to vote, except as holder of Securities of this Series or proxy. A record, at least in duplicate, of the proceeding of each meeting of holders shall be prepared, and one such copy shall be delivered to Jamaica and another to the Fiscal Agent to be preserved by the Fiscal Agent.

(c) At any meeting of holders of Securities of this Series duly called and held as specified above, upon the affirmative vote, in person or by proxy thereunto duly authorized in writing, of the holders of not less than 66 2/3% in aggregate principal amount of the Securities of this Series then Outstanding represented at such meeting, or (ii) with the written consent of the owners of not less than 66 2/3% in aggregate principal amount of the Securities of this Series then Outstanding, Jamaica and the Fiscal Agent, upon agreement between themselves, may modify, amend or supplement the terms of the Securities of this Series or, insofar as respects the Securities of this Series, the Fiscal Agency Agreement, in any way, and the holders of Securities of this Series may make, take or give any request, demand, authorization, direction, notice, consent, waiver or other action provided by the Fiscal Agency Agreement or the Securities of this Series to be made, given or taken by holders of Securities of this Series; provided, however, that no such action may, without the consent or affirmative vote of the holder of each Debt Security of this Series affected thereby, (A) change the due date for the payment of the principal of (or premium, if any) or any installment of interest on any Debt Security of this Series, (B) reduce the principal amount of any Debt Security of this Series, the portion of such principal amount which is payable upon acceleration of the maturity of such Debt Security of this Series or the interest rate thereon, (C) change the coin or currency in which payment with respect to interest, premium or principal in respect of Securities of this Series is payable, (D) reduce the proportion of the principal amount of Securities of this Series the vote or consent of the holders of which is necessary to modify, amend or supplement the Fiscal Agency Agreement or the terms and conditions of the Securities of this Series or to make, take or give any request, demand, authorization, direction, notice, consent, waiver or other action provided hereby or thereby to be made, taken or given, or (E) change the obligation of Jamaica to pay additional amounts, if any, pursuant to the Securities of this Series. Any such modification, amendment or supplement shall be binding on the holders of Securities of this Series.

In executing, or accepting the additional agencies created by, any supplemental agreement permitted by this Section or the modifications thereby of the agencies created by the Fiscal Agency Agreement, the Fiscal Agent shall be entitled to receive, and shall be fully protected in relying upon, an opinion of the Office of the Attorney General of Jamaica stating that the execution of such supplemental agreement is authorized or permitted by the Fiscal Agency Agreement, and that such supplemental agreement constitutes the legal, valid and binding obligation of Jamaica enforceable in accordance with its terms and subject to customary exceptions. The Fiscal Agent may, but shall not be obligated to, enter into any such supplemental agreement which affects the Fiscal Agent’s own rights, duties or immunities under the Fiscal Agency Agreement or otherwise.

It shall not be necessary for the vote or consent of the holders of Securities of this Series to approve the particular form of any proposed modification, amendment, supplement, request, demand, authorization, direction, notice, consent, waiver or other action, but it shall be sufficient if such vote or consent shall approve the substance thereof.

(d) Any instrument given by or on behalf of any holder of a Debt Security of this Series in connection with any consent to or vote for any such modification, amendment, supplement, request, demand, authorization, direction, notice, consent, waiver or other action will be irrevocable once given and will be conclusive and binding on all subsequent holders of such Debt Security of this Series or any Debt Security of this Series issued directly or indirectly in exchange or substitution therefor or in lieu thereof. Any such modification, amendment, supplement, request, demand, authorization, direction, notice, consent, waiver or other action will be conclusive and binding on all holders of Securities of this Series, whether or not they have given such consent or cast such vote or were present at any meeting, and whether or not notation of such modification, amendment, supplement, request, demand, authorization, direction, notice, consent, waiver or other action is made upon the Securities of this Series. Notice of any modification or amendment of, supplement to, or request, demand, authorization, direction, notice, consent, waiver or other action with respect to the Securities of this Series or the Fiscal Agency Agreement (other than for purposes of curing any ambiguity or of curing, correcting or supplementing any defective provision hereof or thereof) shall be given to each holder of Securities of this Series affected thereby and then Outstanding, in all cases as provided in the Securities of this Series.

Securities of this Series authenticated and delivered after the effectiveness of any such modification, amendment, supplement, request, demand, authorization, direction, notice, consent, waiver or other action may bear a notation in the form approved by the Fiscal Agent and Jamaica as to any matter provided for in such modification, amendment, supplement, request, demand, authorization, direction, notice, consent, waiver or other action taken, made or given in accordance with Section 12(c) hereof. New Securities of this Series modified to conform, in the opinion of the Fiscal Agent and Jamaica, to any such modification, amendment, supplement, request, demand, authorization, direction, notice, consent, waiver or other action may be prepared by Jamaica, authenticated by the Fiscal Agent and delivered in exchange for Outstanding Securities of this Series.

(e) For purposes of the Fiscal Agency Agreement and the Securities, any Security authenticated and delivered pursuant to the Fiscal Agency Agreement shall, as of any date of determination, be deemed to be “Outstanding”, except:

(i)	Securities theretofore canceled by the Fiscal Agent or delivered to the Fiscal Agent for cancellation and not reissued by the Fiscal Agent;

(ii)	Securities which have become due and payable at maturity or otherwise and with respect to which monies sufficient to pay the principal thereof and any interest thereon shall have been paid or duly provided for; or

(iii)	Securities in lieu of or in substitution for which other Securities shall have been authenticated and delivered pursuant to the Fiscal Agency Agreement;

provided, however, that in determining whether the holders of the requisite principal amount of Outstanding Securities of this Series are present at a meeting of holders of Securities of this Series for quorum purposes or have consented to or voted in favor of any request, demand, authorization, direction, notice, consent, waiver, amendment, modification or supplement hereunder, Securities of this Series owned directly or indirectly by Jamaica shall be disregarded and deemed not to be Outstanding. In determining whether an Agent shall be protected in relying upon any request, demand, authorization, direction, notice, consent or waiver, only Securities which the Agent actually knows to be owned directly or indirectly by Jamaica shall be so disregarded.

13. (a) THIS SECURITY SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO THOSE PRINCIPLES OF CONFLICTS OF LAWS THAT WOULD REQUIRE THE APPLICATION OF THE LAWS OF A JURISDICTION OTHER THAN THE STATE OF NEW YORK, EXCEPT THAT AUTHORIZATION AND EXECUTION OF THE FISCAL AGENCY AGREEMENT BY JAMAICA SHALL BE GOVERNED BY THE LAWS OF JAMAICA.

(b) Jamaica agrees that any suit, action or proceeding against it with respect to the Fiscal Agency Agreement or this Series of the Securities (a “Related Proceeding”) may be brought in any Federal or State court in the Borough of Manhattan, State of New York, United States of America; or in the Supreme Court of Judicature of Jamaica that sits in Kingston, as the person bringing such Related Proceeding may elect in its sole discretion (all such courts described in this sentence being called herein “Specified Courts”). Jamaica also agrees that any judgment obtained in any of the Specified Courts arising out of any Related Proceeding may be enforced or executed to the fullest extent permitted by applicable law (a “Related Judgment”). Jamaica hereby irrevocably submits to the jurisdiction of each of the Specified Courts for the purpose of any Related Proceeding and to the Specified Courts for the purpose of enforcing or executing any Related Judgment. It is expressly understood and agreed that the Agents hereby irrevocably submit only to the jurisdiction of any New York State or federal court sitting in the Borough of Manhattan in New York City in any action or proceeding arising out of or relating to the Fiscal Agency Agreement.

(c) Jamaica agrees that service of all writs, process and summonses in any Related Proceeding brought against it in the State of New York may be made upon the Consul General of Jamaica, presently located in New York, New York (the “Process Agent”), and Jamaica has irrevocably appointed the Process Agent as its agent and true and lawful attorney-in-fact in its name, place and stead to accept such service of any and all such writs, process and summonses, and agrees that the failure of the Process Agent to give any notice to it of any such service of process shall not impair or affect the validity of such service or of any judgment based thereon. Jamaica agrees to maintain at all times an agent with offices in New York to act as Process Agent. Nothing herein shall in any way be deemed to limit the ability to serve any such writs, process or summonses in any other manner permitted by applicable law. Jamaica hereby waives, for purposes of permitting such service of process to be made upon the Process Agent in connection with any Related Proceeding, any diplomatic or other immunity to which the Process Agent is or may be entitled and, to the extent that any Process Agent hereafter becomes entitled to claim any such diplomatic or other immunity, it shall be deemed to have waived any such immunity. The Process Agent, however, is not the agent for service of process for actions arising out of or based on the United States federal or state securities laws, and Jamaica’s waiver of immunity does not extend to such actions. Because Jamaica has not waived its sovereign immunity in connection with any action relating to such claims, it will only be possible to obtain a United States judgment against Jamaica based on such laws if a court were to determine that Jamaica is not entitled under the Foreign Sovereign Immunities Act of 1976 to sovereign immunity with respect to such actions.

(d) Jamaica irrevocably consents to and waives any objection which it may now or hereafter have to the laying of venue of any Related Proceeding brought in any of the Specified Courts or to the laying of venue in any suit, action or proceeding brought solely for the purpose of enforcing or executing any Related Judgement in any of the Specified Courts and further irrevocably waives, to the fullest extent it may effectively do so, the defense of an inconvenient forum to the maintenance of any Related Proceeding or any such suit, action or proceeding in any such court.

(e) To the extent Jamaica shall be entitled, with respect to any Related Proceeding at any time brought against Jamaica in any jurisdiction in which any Specified Court is located, or with respect to any suit, action, proceeding at any time brought solely for the purpose of enforcing or executing any Related Judgment in any jurisdiction in which any Specified Court is located, to any sovereign or other immunity from suit, from the jurisdiction of any Specified Court, from attachment prior to judgment, from attachment in aid of execution of judgment, from execution of a judgment or other remedy or from any other legal or judicial process, and to the extent that in any such jurisdiction there shall be attributed such an immunity, Jamaica irrevocably agrees not to claim and irrevocably waives such immunity to the fullest extent permitted by the laws of such jurisdiction (including, without limitation, the Foreign Sovereign Immunities Act of 1976 of the United States). The waiver of immunities referred to herein constitutes only a limited and specific waiver for the purpose of the Securities and the Fiscal Agency Agreement and under no circumstances shall it be interpreted as a general waiver of Jamaica or a waiver with respect to proceedings unrelated to the Securities or the Fiscal Agency Agreement. Jamaica has not waived its sovereign immunity in connection with any action arising out of or based on United States federal or state securities laws.

(f) If for the purpose of obtaining judgment in any court it is necessary to convert a sum due hereunder to the Fiscal Agent, the Paying Agent or the Registrar or any holder of a Debt Security in one currency into another currency, Jamaica, the Agents and each holder of a Debt Security agrees, to the fullest extent that they may effectively do so, that the rate of exchange used shall be that at which in accordance with normal banking procedures the Agents or such holder, as applicable, could purchase the first currency with such other currency in the city which is the principal financial center of the country of issue of the first currency on the day two Business Days (which shall be Business Days in New York and in such principal financial center) preceding the day on which final judgment is given.

(g) Notwithstanding any judgment in a currency (the “judgment currency”) other than that in which such sum is denominated in accordance with the applicable provisions of this Agreement (the “Agreement currency”), any such obligation of Jamaica may be discharged only to the extent that on the Business Day following receipt by such holder of the Debt Security, the Fiscal Agent, the Paying Agent or the Registrar, as applicable (which shall be Business Days in New York and the principal financial center of the country issuing the judgment currency), of any sum adjudged to be so due in the judgment currency, such holder of the Securities, the Fiscal Agent, the Paying Agent or the Registrar, as applicable, may in accordance with normal banking procedures purchase the Agreement currency with the judgment currency; if the amount of the Agreement currency so purchased is less than the sum originally due in the Agreement currency (determined in the manner set forth in the paragraph above), Jamaica agrees, as a separate obligation and notwithstanding any such judgment, to indemnify such holder of the Securities, the Fiscal Agent, the Paying Agent or the Registrar, as applicable, against such loss, and if the amount of the Agreement currency so purchased exceeds the sum originally due to such holder of the Securities, the Fiscal Agent, the Paying Agent or the Registrar, as applicable, such holder of the Securities, the Fiscal Agent, the Paying Agent or the Registrar, as applicable, agrees to remit to Jamaica such excess, provided that such holder of Securities, the Fiscal Agent, the Paying Agent or the Registrar, as applicable, shall have no obligation to remit any such excess as long as Jamaica shall have failed to pay such holder, the Fiscal Agent, the Paying Agent or the Registrar, as applicable, any obligations due and payable under this Agreement or the Securities, in which case such excess may be applied to such obligations of Jamaica hereunder in accordance with the terms of this Agreement or the Securities.

14. [If applicable - Subject to Section 8(d) hereof, notices to holders of Securities will be deemed to be validly given upon publication at least once in an Authorized Newspaper (as defined below) in the City of London, England, The City of New York, and, so long as the Securities are listed on the                      and the rules of such Exchange shall so require, in                      or, if not practicable in either London, England, or                      in any country in Europe. In the case of Securities in global form, notices will also be sent to the Depositary or its nominee, as the holder thereof. “Authorized Newspaper” means a newspaper, in an official language in the country of publication or in the English language, customarily published on each Monday, Tuesday, Wednesday, Thursday and Friday, whether or not published on Saturdays, Sundays or holidays, and of general circulation in the place in connection with which the term is used or in the financial community of such place. Where successive publications are made in Authorized Newspapers, the successive publications may be made in the same or in different newspapers in the same city meeting the foregoing requirements and in each case on any Monday, Tuesday, Wednesday, Thursday or Friday. For purposes of publication in London, New York and                                 , an Authorized Newspaper shall mean the Financial Times, the Wall Street Journal and the                                 , respectively, unless such newspapers are not available. Neither the failure to give notice nor any defect in any notice given to any particular holder of a Security shall affect the sufficiency of any notice with respect to any other Securities. In case by reason of the suspension of publication of any Authorized Newspaper or Authorized Newspapers or by reason of any other cause it shall be impracticable to publish any notice as provided above, then such notification as shall be given with the approval of the Fiscal Agent, which approval shall not be unreasonably withheld, shall constitute sufficient notice to such holders for every purpose hereunder. Such notices shall be deemed to have been given on the date of (i) such publication or, if published in such newspapers on different dates, on the date of the first such publication and (ii) in the case of the Securities, on the date of mailing.]

15. The Government may from time to time without the consent of the holders of the Securities create and issue further debt securities, having terms and conditions as those of the Securities except for the amount of the first payment of interest and the issue price which may be consolidated and form a single Series with the Securities. Any further debt securities forming a single Series with the outstanding Securities of any Series constituted by the Fiscal Agency Agreement or any agreement supplemental to it shall, and any other securities may (with the consent of the Fiscal Agent), be constituted by an agreement supplemental to the Fiscal Agency Agreement.

16. Jamaica hereby certifies and declares that all acts, conditions and things required to be done and performed and to have happened precedent to the creation and issuance of this Security, and to constitute the same and valid obligation of Jamaica in accordance with its terms, have been done and performed and have happened in due and strict compliance with the applicable laws of Jamaica.